SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials



                              KEYSPAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

KEYSPAN
[GRAPHIC OMITTED]                                 One MetroTech Center
                                                  Brooklyn, New York 11201-3850











KEYSPAN CORPORATION




Notice of 2003 Annual Meeting of Shareholders and Proxy Statement

KEYSPAN                                            One MetroTech Center
[GRAPHIC OMITTED]                                  Brooklyn, New York 11201-3850












LETTER TO SHAREHOLDERS

March 27, 2003


Dear KeySpan Shareholder:

You are cordially invited to attend KeySpan Corporation's Annual Meeting of Shareholders, which will be held at 10:00 a.m. on Thursday, May 8, 2003, at KeySpan's Auditorium located at its corporate headquarters at One MetroTech Center, Brooklyn, New York. Directions to the location of the Annual Meeting are included in this Proxy Statement.

At the Annual Meeting, we will review with you our 2002 performance and our plans for the future. In addition, as more fully described in the Proxy Statement, we will consider the election of directors; ratification of Deloitte & Touche LLP, as our independent public accountants for the Company for the year ending December 31, 2003; amendments to the Employee Discount Stock Purchase Plan; and a shareholder proposal. The Board of Directors recommends a vote FOR each nominee for director; FOR the ratification of independent public accountants; FOR the amendments to the Employee Discount Stock Purchase Plan; and AGAINST the shareholder proposal.

In an effort to make voting as simple as possible, you may vote your shares by returning the enclosed proxy card or by casting your ballot by telephone or through the Internet. Whether you choose to provide a written proxy card, or vote by telephone or through the Internet, please vote.

I look forward to seeing you at the Annual Meeting on May 8th. Please remember that we consider your vote to be very important.





Robert B. Catell
Chairman and Chief Executive Officer

Public Transportation
Subway:

o A, C or F train to Jay Street-Borough Hall o 1, 2, 4 or 5 train to Borough Hall (walk one block East to Willoughby Street and make a left on Jay Street)

o M, N or R train to Lawrence Street-MetroTech (walk one block North on Lawrence Street)

o Q train to Dekalb Avenue (walk two blocks North toward Manhattan Bridge and make a left on Myrtle Avenue into MetroTech Center)

By Train:

o    Long  Island  Rail  Road  to   Pennsylvania   Station  and  transfer  to  a
     Brooklyn-bound A, C, 1, 2 or 4 train (see subway instructions above).

o Long Island Rail Road to Flatbush Avenue-Atlantic Terminal in Brooklyn and transfer to a Manhattan-bound M, N, R, 1, 2, 4, 5 or Q train (see subway instructions above) or walk North along Flatbush Ave. about 1 mile to Myrtle Avenue and make a left into MetroTech Center.

o Metro-North Railroad to Grand Central Station in Manhattan and transfer to a Brooklyn-bound 4 or 5 train (see subway instructions above).

o New Jersey Transit to Pennsylvania Station in Manhattan and transfer to a Brooklyn-bound A, C, 1, 2 or 4 train (see subway instructions above).

By Car:

o From Manhattan: Take the FDR Drive to the Brooklyn Bridge (Exit 2), make the first left after traveling over the bridge on to Tillary Street and right on to Jay Street.

o From Queens, Brooklyn, Bronx and Staten Island: Take I-278 to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.

o From Long Island: Take I-495 WEST (Long Island Expressway) to I-278 WEST (Exit 18A - Brooklyn-Queens Expressway) to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.

o From New Jersey: Take I-78 EAST to the Holland Tunnel. Follow Canal Street EAST to the Manhattan Bridge on to Flatbush Avenue. Or take I-95 (New Jersey Turnpike) to I-278 EAST (Exit 13) to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.

o From Westchester, Downstate New York and Connecticut: Take either I-87 SOUTH (Major Deegan Expressway/New York State Thruway) or I-95 SOUTH (New England Thruway) to I-278 WEST to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.

[GRAPHIC OMITTED]

KEYSPAN
[GRAPHIC OMITTED]                               One MetroTech Center
                                                Brooklyn, New York 11201-3850











                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

March 27, 2003


Dear Shareholder:

The Annual Meeting of Shareholders of KeySpan Corporation ("KeySpan" or the "Company") will be held on Thursday, May 8, 2003, at 10:00 a.m. at KeySpan's
Auditorium located at its corporate headquarters at One MetroTech Center, Brooklyn, New York, to consider and take action on the following items:

           1.        Election of nine directors;

           2. Ratification of Deloitte & Touche LLP, as independent public accountants for the Company for the year ending December 31, 2003;

           3.        Approval of amendments to the Employee Discount Stock
                     Purchase Plan;

           4. Consideration of a shareholder proposal, if presented at the Annual Meeting; and

           5. Transact any other business properly brought before the Annual Meeting or any adjournment thereof.

Shareholders of record as of the close of business on March 10, 2003 are entitled to vote at the Annual Meeting or any postponement or adjournment thereof.

If you hold shares in your name and are attending the Annual Meeting, please bring your admission card. If your shares are held indirectly in the name of a bank, broker or other nominee, please request a letter or some other evidence of ownership from your bank, broker or other nominee, as well as proper authorization if you wish to vote your shares in person, and bring these documents to the Annual Meeting.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE
(1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE- PAID ENVELOPE, (2) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) THROUGH THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT AFFECT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

By Order of the Board of Directors,



Richard A. Rapp, Jr.
Vice President and Secretary

                                 PROXY STATEMENT
                                       OF
                               KEYSPAN CORPORATION
                    ANNUAL MEETING TO BE HELD ON MAY 8, 2003

Proxies are being solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders on May 8, 2003, or any adjournment thereof. This Proxy Statement is first being mailed to the shareholders of the Company on or about March 27, 2003.

Q:   What am I voting on?

A: Election of nine directors; ratification of Deloitte & Touche LLP, as independent public accountants for the year ending December 31, 2003;
     Approval of amendments to the Employee Discount Stock Purchase Plan; consideration of a shareholder proposal, if presented at the Annual Meeting; and any other business properly brought before the meeting.

Q:   Who is entitled to vote?

A: Common Stock shareholders as of the close of business on March 10, 2003 (the "Record Date"). Each share of KeySpan's Common Stock, par value $.01 per share (the "Common Stock") is entitled to one vote.

Q:   How do I vote?

A: If you hold your shares in your name, as a "shareholder of record," you can vote in person at the Annual Meeting or you can complete and submit a proxy by mail, telephone or the Internet, as provided on your proxy card.

     The enclosed proxy card contains instructions for mail, telephone and Internet voting. Whichever method you use, the proxies identified on the proxy card will vote your shares in accordance with your instructions.

     If you submit a proxy card without giving specific voting instructions with respect to any or all proposals, you give the named proxies the authority to vote, in their discretion, on each such proposal. In addition, a properly signed and dated proxy card (or a proxy properly delivered by telephone or through the Internet) gives the named proxies the authority to vote, in their discretion, on any other matter that may arise at the meeting.

     If you hold your shares indirectly in the name of a bank, broker or other nominee, as a "street-name shareholder," you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Q:   Do I have the right to revoke my proxy?

A: Yes. You can revoke your proxy by submitting a new proxy; giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting stating that you are revoking your proxy; or attending the Annual Meeting and voting your shares in person.

     Unless you decide to vote your shares in person at the Annual Meeting, you should revoke your prior proxy in the same way you initially submitted it, that is, by mail, telephone or Internet.

Q:   Is my vote confidential?

A: Yes. Only EquiServe Trust Company, N.A. ("EquiServe"), the inspector of election, and certain employees have access to your voting instructions. All written comments will be provided to KeySpan and only your name will be disclosed, unless you request that you are to remain anonymous.

Q:   Who will count the votes?

A:   EquiServe will tabulate the votes and act as inspector of election.

Q:   What if I get more than one proxy card?

A: Your shares are probably registered differently or are in more than one account. Sign and return all proxy cards to ensure that all of your shares are voted. Please have all of your accounts registered exactly in the same name and social security number. You may do this by contacting our transfer agent, EquiServe, by calling 1-800-482- 3638.

Q:   What constitutes a quorum?

A: As of the close of business on March 10, 2003, the Record Date, 156,926,647 shares of Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. For purposes of determining the presence of a quorum, shares represented by abstentions and "broker non-votes" will be counted as present. If you vote by proxy card or give a proxy by telephone or through the Internet, you will be considered part of the quorum. In the absence of a quorum, the Annual Meeting may be adjourned.

Q:   What percentage of stock do the directors and officers own?

A: The directors and executive officers as a group own less than 1.8% of our Common Stock as of March 10, 2003.

Q:   When are the shareholder proposals due for the 2004 Annual Meeting?

A: Shareholder proposals for the 2004 Annual Meeting must be received by KeySpan at its offices at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Corporate Secretary, by December 1, 2003, to be considered by the Company for possible inclusion in the proxy materials for the 2004 Annual Meeting. In addition, all shareholder proposals or nominations for election as director for the 2004 Annual Meeting must be submitted to the Company in accordance with Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the first anniversary date of the 2003 Annual Meeting.

PROPOSAL 1.                    ELECTION OF DIRECTORS

The current term of office of all of the Company's directors expires at the 2003 Annual Meeting. The Board of Directors proposes that the following nominees, all of whom are currently serving as directors, be elected for a new term of one year and until his or her successor is duly elected or chosen and qualified. If any director is unable to stand for election, the Board may provide for a lesser number of directors or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute director. KeySpan does not anticipate that any of the individuals listed below will be unable to serve the full term of office to which he or she may be elected.

Nominees for election this year are:

      o          Robert B. Catell                 o         James L. Larocca
      o          Andrea S. Christensen            o         Stephen W. McKessy
      o          Alan H. Fishman                  o         Edward D. Miller
      o          J. Atwood Ives                   o         Edward Travaglianti
      o          James R. Jones

The affirmative vote of a plurality of the shares of KeySpan Common Stock cast is required for the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NINE NOMINEES NAMED ABOVE TO SERVE AS MEMBERS OF THE BOARD OF DIRECTORS FOR A ONE YEAR TERM.

Effective May 8, 2003, Donald H. Elliott will retire as a director of the Company. The Board and the Company extend their gratitude to Mr. Elliott for his service as a valued director.

Nominees for the Board of Directors


     ROBERT B. CATELL - Age 66 - Director since May 1998

     Chairman and Chief Executive Officer of KeySpan Corporation since July 1998. Joined KeySpan's subsidiary, The Brooklyn Union Gas Company, in 1958 and was elected Assistant Vice President in 1974, Vice President in 1977, Senior Vice President in 1981 and Executive Vice President in 1984. Elected Brooklyn Union's Chief Operating Officer in 1986 and President in 1990. Served as President and Chief Executive Officer from 1991 to 1996 when elected Chairman and Chief Executive Officer. Serves on the Boards of Alberta Northeast Gas, Ltd., Boundary Gas, Inc., Taylor Gas Liquids, Ltd., The Houston Exploration Company, Edison Electric Institute, New York State Energy Research and Development Authority, Independence Community Bank
     Corp., Chairman of the Business Council of New York State, Inc., New York City Partnership and Chairman of the Long Island Association.


     ANDREA S. CHRISTENSEN - Age 63 - Director since January 2001

     Partner in the law firm of Kaye Scholer LLP since 1976. Joined that firm in 1968 and previously was an associate with the law firm of Kelley, Drye & Warren. Adjunct Professor at New York University School of Law from 1984 to 1994. Member of the Association of the Bar of the City of New York, American Bar Association, International Society for Labor Law and Social Security. Former Chairperson of New York County Lawyers Association Committee on Labor Relations. Served as Director of The Brooklyn Union Gas Company from 1980 to 2000, and the American Arbitration Association from 1988 to 1999. Serves as a Member of the Board of Inwood House since 2000.

     ALAN H. FISHMAN - Age 57 - Director since May 1998

     President, Chief Executive Officer and a Director of Independence Community Bank Corp., the parent savings and loan holding company of Independence Community Bank, since March 2001. Joined Chemical Bank in 1969, named Chief Financial Officer in 1979 and elected Senior Vice President responsible for worldwide investment banking activities in 1983. Joined Neuberger & Berman in 1988 and was responsible for an investment partnership. Joined American International Group, Inc. in 1989 as Senior Vice President of AIG Financial Services Group. Joined the firm of Adler & Shaykin in 1990 as a Managing Partner. Former Managing Partner and founder of Columbia Financial Partners, L.P. in 1992. President and Chief Executive Officer of ContiFinancial Corporation from July 1999 to March 2001. Chairman of the Brooklyn Academy of Music, the Brooklyn Navy Yard and the Brooklyn Chamber of Commerce.


     J. ATWOOD IVES - Age 66 - Director since November 2000

     Former Chairman and Chief Executive Officer of Eastern Enterprises from 1991 to November 2000. Director and/or Trustee of several mutual funds managed by Massachusetts Financial Services Company and Director of Woodstock Corporation, a private investment advisor. Trustee of the Museum of Fine Arts - Boston, Director of the United Way of Massachusetts Bay, President and Director of the Beacon Hill Village, Overseer of WGBH Educational Foundation, and Member of the Corporate Advisory Board of the Boston College Carroll School of Management.


     JAMES R. JONES - Age 63 - Director since May 1998

     Chairman and Chief Executive Officer of Manatt Jones Global Strategies, LLP since October 2001 and Chairman of GlobeRanger Corporation since September 1999. Senior Counsel to the law firm of Manatt, Phelps & Phillips, LLP from March 1999 to October 2001. Retired as President of Warnaco, Inc. - International Division in 1998. Director of Anheuser Busch since 1998 and Kansas City Southern since 1997. White House Staff, Special Assistant and Appointments Secretary from 1965 to 1969 and Congressman from Oklahoma from 1973 to 1987. Partner in the law firm of Dickstein Shapiro Morin & Oshinsky LLP from 1987 to 1989. Chairman and Chief Executive Officer of the American Stock Exchange from 1989 to 1993. Served as United States Ambassador to Mexico from 1993 to 1997.


     JAMES L. LAROCCA - Age 59 - Director since January 2001

     Dean and distinguished Professor of Public Policy at Long Island University's Southampton College since April 2000 and Adjunct Professor of Public Policy at Hofstra University since January 1999. Immediately prior to his appointment to Southampton, he practiced law with the firm of Cullen and Dykman. Served in the cabinets of two New York governors as Commissioner of Transportation, Commissioner of Energy, Director of Federal Affairs, Trustee of the New York Power Authority and Chairman of the Energy Research and Development Authority. Served as President of the Long Island Association from 1985 to 1993. Former director of European American Bank and ContiFinancial Corporation, and current Chairman of the Long Island Nature Conservancy.

     STEPHEN W. McKESSY - Age 65 - Director since May 1998

     Retired Vice Chairman of PricewaterhouseCoopers. Served in various officer positions at PricewaterhouseCoopers from 1960 to 1997. Serves as a Director for the Greater Boy Scouts of America, the Board of Advisors of St. John's University College of Business Administration and the Board of Governors of the Silver Spring Country Club.


     EDWARD D. MILLER - Age 62 - Director since May 1998

     Member of the Supervisory Board and senior advisor to the Chief Executive Officer of AXA Group since July 2001. From August 1997 through May 2001, Mr. Miller served as President and Chief Executive Officer of AXA Financial, Inc. He was Chairman and Chief Executive Officer of The Equitable Life Assurance Society, the principal insurance subsidiary of AXA Financial, Inc., from August 1997 through May 2001. Mr. Miller also served as Senior Vice Chairman of Chase Manhattan Bank from 1996 through 1997. He serves as a member of the Board of Directors of Topps Company, Incorporated and Korn/Ferry International. He is also a Member of the Board of Governors of the United Way of Tri-State and Chairman of the Board of Directors of Phoenix House. Mr. Miller is a Trustee of the Inner-City Scholarship Fund, the New York City Police Foundation, Pace University, and the New York Blood Center. He is also Chairman of the New York City Partnership's Security and Risk Management Task Force.


     EDWARD TRAVAGLIANTI - Age 54 - Director since October 2002

     Former Chairman and Chief Executive Officer of European American Bank from 1995 to 2001, when European American was acquired by Citibank, N.A. Mr. Travaglianti also served as the President of Commercial Markets of Citibank, N.A. from July 2001 until his retirement in October 2002. Mr. Travaglianti began his career at European American Bank in 1970 and held a variety of management positions. He was promoted to President and Chief Operating Officer in 1991. He also serves as a Director and as a Member of the Audit Committee of Pall Corporation. Mr. Travaglianti also serves as Vice-Chairman of the Board of Trustees of Winthrop University Hospital, a member of the Board of the New York Blood Center, a Partner of The New York City Partnership, Chairman of the Long Island Works Coalition, Chairman of Project Long Island and Chairman of the Maurer Foundation. Mr. Travaglianti also serves as a Member of the Board of Trustees of Long Island University and as Chancellor of the Brooklyn Campus. He served as a consulting director to KeySpan from January 2001 until his election as a director in October 2002 and served as a director of The Brooklyn Union Gas Company from 1998 until 2000.

THE BOARD OF DIRECTORS

The Board of Directors is responsible, under New York law and the Company's Certificate of Incorporation and By- Laws, with overseeing the business and management of the Company. The Board of Directors met eleven times between January 1 and December 31, 2002.

In September 2002, the Board of Directors amended the Company's Corporate Governance Guidelines, which had been adopted in 1998, in light of the requirements imposed under the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange's Corporate Accountability and Listing Standards Committee recommendations, as well as in an effort to continue to apply best practices to its corporate governance policies and procedures. The full text of the Company's Corporate Governance Guidelines is attached to this Proxy Statement as Appendix A and can also be found on the Investor Relations section of the Company's website (http://www.keyspanenergy.com).

Pursuant to our Corporate Governance Guidelines, the Board undertook a review of director independence. As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Annual Meeting are independent of the Company and its management under the standards set forth in the Corporate Governance Guidelines, with the exception of Robert
B. Catell, who serves as Chief Executive Officer of the Company and J. Atwood Ives, who served as the former Chairman and Chief Executive Officer of Eastern Enterprises. KeySpan acquired Eastern Enterprises on November 8, 2000.

Committees of the Board

During 2002, the Board maintained four standing committees and two special committees. The functions, number of meetings held and composition of the Board committees, as of December 31, 2002, are described below:


                                                                 Committee

                                                               Compensation           Corporate
    Director              Executive         Audit                   and             Responsibility         GPRA*         Pricing **
                                                                Nominating          and Governance
------------------------------------------------------------------------------------------------------------------------------------
R.B. Catell                  X                                                                              X (Chair)      X (Chair)
------------------------------------------------------------------------------------------------------------------------------------
A.S. Christensen                              X                                           X
------------------------------------------------------------------------------------------------------------------------------------
D. H. Elliott                                                       X                     X(Chair)
------------------------------------------------------------------------------------------------------------------------------------
A. H. Fishman                X                X(Chair)                                                                     X
------------------------------------------------------------------------------------------------------------------------------------
J.  A. Ives                  X
------------------------------------------------------------------------------------------------------------------------------------
J.  R. Jones                                                        X                     X
------------------------------------------------------------------------------------------------------------------------------------
J.  L. Larocca                                X                     X                     X                 X
------------------------------------------------------------------------------------------------------------------------------------
S.  W. McKessy               X                X                     X                                       X
------------------------------------------------------------------------------------------------------------------------------------
E. D. Miller                 X                                      X (Chair)                               X              X
------------------------------------------------------------------------------------------------------------------------------------
E.Travaglianti                                X
------------------------------------------------------------------------------------------------------------------------------------
Meetings held from
January 1 to                 2                9                     7                     3                 5              2
December 31, 2002
------------------------------------------------------------------------------------------------------------------------------------

X:       Member.
Chair:   Committee Chairperson.
* The GPRA Committee was established January 24, 2002 and dissolved on April 25, 2002.
**       The Pricing Committee was established on January 29, 2002.

Executive Committee: Acts on behalf of the Board of Directors whenever the Board is not in session, except for certain matters as prescribed by New York law. The Executive Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix B.

Audit Committee: Provides oversight with respect to the quality and integrity of the Company's financial statements; compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent auditors, the business practices and ethical standards of the Company and the preparation of all reports required to be included in the corporation's annual Proxy Statement. Pursuant to the rules of the New York Stock Exchange all members of the Audit Committee are independent and the Chair of such Committee and two other members have accounting or related financial management expertise. The Audit Committee is composed of five independent, non-employee directors and operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix C.

Compensation and Nominating Committee: Administers and approves executive and director compensation programs, policies and practices. Conducts director searches and recommends directors. All members are independent and non-employee directors. The Committee will not accept nominations for election by shareholders at the Annual Meeting, unless such nominations were received within the time period prescribed in Section 2.7 of the Company's By- Laws. The Compensation and Nominating Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix D.

Corporate Responsibility and Governance Committee: Reviews the Company's corporate governance policies and programs and oversees business ethics, community development, environmental issues and equal employment opportunity matters. The Corporate Responsibility and Governance Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix E.

GPRA Committee: Special committee that was established by the Board to consider any good faith proposal by the Long Island Power Authority ("LIPA") to purchase the Company's Long Island based generation plants that were formerly owned by the Long Island Lighting Company pursuant to an option that was granted to LIPA under the Generation Purchase Right Agreement ("GPRA"). The option granted to LIPA under the original GPRA, gave LIPA the right for a one-year period beginning on May 28, 2001, to acquire such generating assets at fair market value. By agreement dated March 29, 2002, LIPA and KeySpan amended the GPRA to provide for a new six-month option period ending on May 28, 2005. The other terms of the option reflected in the GPRA remain unchanged. At the same time, KeySpan also received a 31 month extension of the Management Services Agreement between LIPA and the Company.

Pricing Committee: Special committee that was established to act on behalf of the Board as to the determination of the terms of certain security issuances.

The Company's Corporate Governance Guidelines and Committee Charters are included in this Proxy Statement to provide information on the framework and high standards set by the Company relating to its corporate governance. The Corporate Governance Guidelines and Committee Charters have all been approved by the Board of Directors and are vital to securing the confidence of KeySpan's shareholders, customers, employees, governmental authorities and the investment community.

Each of the directors attended at least 83% or more of all meetings of the Board and each committee of which he or she was a member during the period from January 1 to December 31, 2002.

DIRECTOR COMPENSATION

Effective April 1, 2003, the directors will receive the following compensation:

     o    Non-employee and consulting directors:

                $43,500 annual retainer;
                $2,000 committee meeting fee;
                $5,000 committee chairman retainer; and
                925 shares of restricted stock (granted March 5, 2003)

     o    Employee directors:

                Receive no additional compensation for serving on the Board or its committees.

Directors' Deferred Compensation Plan

The Board of Directors has adopted the Directors' Deferred Compensation Plan to directly align the non-employee directors' financial interest with those of the shareholders. The Directors' Deferred Compensation Plan provides all non-employee directors with the opportunity to defer any portion of their cash compensation received as directors, up to 100%, in exchange for Common Stock equivalents or cash equivalents. Common Stock equivalents are valued by utilizing the average of the high and low price per share of KeySpan common stock on the first trading day of the month following the month in which contributions are received. Dividends are paid on Common Stock equivalents in the same proportion as dividends paid on Common Stock. Compensation not deferred and exchanged for Common Stock equivalents may be deferred into a cash account bearing interest at the prime rate. Additionally, a director may elect to defer his or her compensation by participating in the KeySpan Investor Program (a dividend reinvestment plan). Upon retirement, death or termination of service as a director, all amounts in a director's Common Stock equivalent account and/or cash account shall, at the director's election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or (iii) be paid in the number of annual installments, up to ten, specified by the director. The non-employee directors are not entitled to benefits under any KeySpan retirement plan.

Additionally, Messrs. Fishman, McKessy and Miller also received compensation for service as directors of the Company's wholly-owned subsidiary, KeySpan Services, Inc. ("KSI"). As non-employee directors of KSI each received: (i) an $18,000 annual retainer and (ii) a $1,000 meeting fee for each meeting attended. KSI held seven meetings during 2002. Compensation earned as directors of KSI was also subject to the Directors' Deferred Compensation Plan. Since January 2003, neither Messrs. Fishman, McKessy, Miller or any other KeySpan non- employee director is serving as a director of KSI.

Mr. Catell also receives an annual grant of 2,000 stock options for his service as a director of The Houston Exploration Company ("Houston Exploration"). The Company's owns an approximate 56% interest in Houston Exploration, a publicly traded company on the New York Stock Exchange under the symbol "THX".

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents the annual compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers (the "Named Executive Officers").

                                       Annual Compensation                 Long-Term Compensation
                                   ----------------------------    -----------------------------------------------
                                                                  Restricted
                                                                    Stock             Shares             LTIP         All Other
                                     Salary         Bonus           Awards          Underlying         Payouts      Compensation
              Name          Year      ($)          ($)(1)            ($)              Options            ($)             ($)
--------------------------  ----  ------------  --------------  --------------  -------------------  ----------- -------------------
Robert B. Catell            2002     936,903      284,740 (2)     434,215(3)        372,000  (4)          0           55,229  (5)(6)
Chairman & Chief            2001     860,669      901,228             0             267,000  (4)          0           20,444  (5)
Executive Officer           2000     786,000      336,000             0             568,800  (4)          0           22,817  (5)
--------------------------  ----  ------------  --------------  --------------  -------------------  ----------- -------------------
Wallace P. Parker Jr.       2002     445,154      191,938 (2)     139,622(3)        120,000               0           26,812  (5)(6)
President, Energy           2001     360,834      243,314             0              78,200               0            6,490  (5)
Delivery and Customer       2000     300,250       95,168             0             129,400               0            5,424  (5)
Relation Group
--------------------------  ----  ------------  --------------  --------------  -------------------  ----------- -------------------
Robert J. Fani              2002     445,154      153,184 (2)     139,622(3)        120,000 (4)(7)        0           19,729 (5)(6)
President, Energy Assets    2001     361,667      247,203             0              78,200               0            3,651 (5)
and Supply Group            2000     300,417       95,935             0             129,400               0            3,628 (5)
--------------------------  ----  ------------  --------------  --------------  -------------------  ----------- -------------------
Steven L. Zelkowitz         2002     387,961      134,086 (2)     95,694(3)          82,000               0           21,213(5)(6)
Executive Vice President    2001     337,345      247,203             0              60,000               0            7,301  (5)
& Chief Administrative      2000     300,833       93,445             0             130,600               0            6,850  (5)
Officer
--------------------------  ----  ------------  --------------  --------------  -------------------  ----------- -------------------
Gerald Luterman             2002     370,962      128,059 (2)     95,694(3)          82,000  (4)          0           21,824  (5)(6)
Executive Vice              2001     330,486      259,360             0              60,000  (4)          0           14,539   (5)
President & Chief           2000     318,333      120,000             0             131,800  (4)(7)       0           14,596  (5)
Financial Officer
--------------------------  ----  ------------  --------------  --------------  -------------------  ----------- -------------------

(1) Bonus awards paid each year are attributable to performance during the previous year.

(2) Bonus awards paid in 2002, include amounts deferred by the Named Executive Officers into the Officers' Deferred Stock Unit Plan as follows: R. B. Catell - $142,370, W. P. Parker Jr. - $95,969, R. J. Fani - $76,592, S. L.
     Zelkowitz - $67,043 and G. Luterman - $38,418.

(3) As of December 31, 2002, the aggregate value of the restricted stock awards and number of shares awarded are as follows: R. B. Catell - $468,516, 13,295 shares, W. P. Parker Jr. - $150,651, 4,275 shares, R. J. Fani -
     $150,651,  4,275 shares,  S. L.  Zelkowitz - $103,253,  2,930 shares and G.
     Luterman - $103,253,  2,930 shares.  The  restricted  stock awards  vesting schedule includes a share price performance target, whereby all restrictions will lapse if such performance is achieved at any time during years three through four. Otherwise all restrictions lapse at the end of year six. In the event of retirement, the restrictions will lapse on a pro-rata basis using the full months of employment from March 1, 2002 to retirement, divided by 48 months.

(4) The Named Executive Officer also received 2,000 annual stock options granted by Houston Exploration as compensation for such persons services as a director of Houston Exploration.

(5) Amounts are comprised of the cost of life insurance paid by the Company and allocated to the Named Executive Officers for income tax reporting purposes. The amounts attributable to each of the Named Executive Officers during 2002 are as follows: R. B. Catell - $26,755, W. P. Parker Jr. - $7,618, R. J. Fani - $4,411 S. L. Zelkowitz - $7,804 and G. Luterman - $14,140.

(6) Amounts are also comprised of the value of a 20% match provided by the Company on amounts deferred by the Named Executive Officers into the Officers' Deferred Stock Unit Plan. The amounts attributable to each of the Named Executive Officers are as follows: R. B. Catell - $28,474, W. P. Parker Jr. - $19,194, R. J. Fani - $15,318, S. L. Zelkowitz - $13,408 and
     G. Luterman - $7,684.

(7) The Named Executive Officer also received 5,000 initial stock options granted by Houston Exploration upon such persons election as a director of Houston Exploration.

COMPENSATION AND NOMINATING COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Nominating Committee (the "Committee") of the Board of Directors, composed of five independent, non-employee directors, administers KeySpan's executive and director compensation programs. The members of the Committee are Donald H. Elliott, James R. Jones, James L. Larocca, Stephen W. McKessy and Edward D. Miller serving as chairperson. None of such members is or has been an officer or employee of KeySpan or any of its subsidiaries. The Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix D.

During 2002, the Committee met seven times and directly engaged the HayGroup, a national compensation consultant, to review competitive best practices and emerging trends in both the energy and utility sector, as well as general industry compensation levels in order to review the compensation for KeySpan's directors and officers, including the Named Executive Officers, and to provide advice with respect to incentive compensation plan matters. As part of the HayGroup review process, the Committee completed a comprehensive assessment of KeySpan's director and executive compensation programs to ensure that KeySpan's compensation philosophy and programs are consistent with best practices and provide a reasonable level of total compensation to the directors and officers.

The Committee reviews, recommends and approves changes to the Company's compensation policies and programs for the Chief Executive Officer, the Named Executive Officers, directors, other senior executives and certain key employees. In addition, the Committee makes recommendations concerning the Company's employee benefit policies and exercises such powers and makes such other compensation related determinations as are entrusted to the Committee by the Board of Directors. After review and approval by the Committee, all issues relating to executive and director compensation are submitted to the entire Board for ratification when necessary.

Executive Compensation Philosophy and Policies

The philosophy of KeySpan with respect to executive compensation is that the Chief Executive Officer and other executives should be compensated at market-competitive levels to attract, motivate, and retain talented executives needed to achieve KeySpan's vision of being the premier energy company in the Northeast. Through the Committee, the Board of Directors has developed a "pay for performance" executive compensation philosophy and approved the implementation of a total compensation plan designed to focus attention on KeySpan's strategic business initiatives and financial performance objectives. The Committee adheres to the following compensation policies, which are intended to facilitate the achievement of KeySpan's business strategies and further the Company's vision:

     o    The  executive   compensation   program   should   emphasize  pay  for
          performance and encourage retention of those employees who enhance KeySpan's performance;

     o Compensation arrangements will maintain a reasonable balance between base salary, annual and long- term equity-based incentive compensation and be designed to focus such executives on the long-term interests of the shareholders and creating value for the shareholders;

     o The incentive compensation program for executives should strengthen the link of incentive compensation to the achievement of financial and strategic objectives, which are set in advance by the Committee;

     o In determining executive compensation levels for base salary, annual and long-term compensation, the compensation levels should be competitive with compensation levels for executive positions of similar scope for general industry in the metropolitan New York City and Boston areas, as well as peer energy companies. If KeySpan's performance exceeds that of the comparable group, compensation should be above the median; likewise, if KeySpan's performance falls below that of the group, the compensation paid to executives should be below the median of the comparable companies.

Components of Compensation

The Committee compares total compensation levels for KeySpan's executives to the compensation paid to executives in comparable general industry and peer energy companies. In this regard, the Committee uses analyses prepared by the HayGroup to review the compensation levels of executives in the energy industry, and in the regional and national marketplace. In addition, the Committee reviews compensation data for executive positions comparable in scope to those in general industry companies in the metropolitan New York City and Boston areas. The companies analyzed in this process tend to have national business operations and have positions that are similar in scope with comparable revenue size or employment levels. Through this process, the Committee identifies the median compensation level, both with respect to base salary and the overall executive compensation program.

The Committee strives to ensure that compensation for the Company's executive officers provides a direct link to strategic financial measures and shareholder value. To achieve this performance linkage, KeySpan has established three programs for the direct compensation of executive officers: the Base Salary Program, the Corporate Annual Incentive Compensation Plan and the Long-Term Performance Incentive Compensation Plan. The intent of these programs is to place increased emphasis on performance based pay and reduced emphasis on base salary in determining total compensation. Each of the three programs is discussed in greater detail below.

The Base Salary Program

In setting base salary levels for the Chief Executive Officer, the Named Executive Officers and other executive officers, the Committee considers the competitive market data for executives in comparable positions in other energy and general industry markets. In setting base salary levels, KeySpan currently targets the 50th percentile of the comparable labor market. The Committee also considers the experience level and actual performance achieved by the executive as it relates to KeySpan's corporate goals in setting such executive's base salary.

When Mr. Catell was promoted to and elected as Chairman and Chief Executive Officer on July 31, 1998, KeySpan entered into an employment agreement with Mr. Catell that provided a base salary of $700,000 per year, subject to such increases that may be approved by the Board. Base salary increases based upon performance have been determined on an annual basis. Effective January 1, 2002, the Committee and the Board approved an increase in Mr. Catell's annual base salary to $938,000. As the Company continues to align base pay to competitive market levels, the base salary level for the Chief Executive Officer, the Named Executive Officers and other executive officers, compared to competitive market data, is generally at the 50th percentile of comparable positions at this time. Based upon an assessment of the emerging trends in the energy industry, and the Committee's desire to place more emphasis upon achieving annual and long-term performance results, the Committee has determined that Mr. Catell, the Named Executive Officers and other executive officers will not receive base salary increases during 2003.

The Corporate Annual Incentive Compensation Plan

The Board of Directors adopted the Corporate Annual Incentive Compensation Plan (the "Corporate Plan") in September 1998. The awards to be earned under the Corporate Plan will be paid as cash based upon annual performance results. For 2002, the performance measurement period included the twelve-month period from January 1, 2002 to December 31, 2002. The awards for this period were paid in March 2003. The Corporate Plan provides annual incentive awards to officers and all management employees who, by the nature and scope of their positions, regularly and directly make a significant contribution to the success of KeySpan in the achievement of corporate goals that the Committee believes are important to the shareholders of KeySpan. The specific corporate goals for the Corporate Plan are established by management and reviewed and approved by the Committee and the Board of Directors. The Corporate Plan is intended to improve shareholder return and corporate performance and includes goals which encourage growth in earnings per share, improved cash flow, corporate earnings, competitive positioning, customer satisfaction, control of operating expenses and other strategic initiatives. In addition, a corporate diversity measure was included as a performance measure in the Corporate Plan. Incentive awards as a percentage of cumulative salary paid in connection with 2002 results are based upon both Company and strategic business group performance. The incentive award ranges are established annually by the Committee for eligible executives and management employees in the Corporate Plan. Incentive award levels are intended to provide awards that are competitive within the industry at target award levels when performance results are achieved.

The 2002 Corporate Plan provided for award opportunities to executives which ranged from zero, if below target performance levels, up to 80% of cumulative paid salary at target performance levels, with a maximum award potential of 160% of cumulative paid salary at maximum performance levels. For 2002, the Chief Executive Officer had a target award level of 80% of cumulative paid salary with performance criteria based upon consolidated earnings per share, cash flow, customer satisfaction, diversity and other strategic initiatives. Based upon actual 2002 results, an award payout of 116% of cumulative paid salary was approved by the Committee and paid in March 2003. The amount reflected in the Summary Compensation table that was paid in March 2002 for performance during 2001 represented a payout of 32% of cumulative paid salary. Upon the recommendation of the HayGroup and the approval of the Committee and the Board, for the year 2003, the Chief Executive Officer's target award remains at 80% of cumulative paid salary. All executives in the Corporate Plan have a portion of their incentive award linked directly to overall corporate performance goals and to the results achieved in their respective strategic business group.

Pursuant to the Officers' Deferred Stock Unit Plan and consistent with the Company's desire to increase officer stock ownership, the Chief Executive Officer, the Named Executive Officers and certain other executives may elect to defer between 10% to 50% of their annual cash award under the Corporate Plan to purchase deferred stock units ("DSUs"), which track the performance of the Company's Common Stock but do not possess voting rights. Executives will also receive a 20% match by the Company on the amount deferred in each year. The DSUs must be deferred until retirement or resignation and are payable in Common Stock. The match on the deferral is also payable in Common Stock upon retirement or in the event of an executive's disability, death or upon change of control. The match is forfeited in the event of the executive's resignation prior to retirement. The Chief Executive Officer elected to defer 50% of his 2001 annual award, paid in March 2002 and 50% of his 2002 annual award, paid in March 2003, into a DSU account.

The Long-Term Performance Incentive Compensation Plan

As a result of the Committee's review of the competitiveness of KeySpan's total compensation program, and the HayGroup's review of the long-term incentive plans used by a majority of energy companies, the Committee recommended, and the Board of Directors adopted, the KeySpan Long-Term Performance Incentive Compensation Plan (the "Incentive Plan") in March 1999. The Incentive Plan was subsequently approved by the shareholders at the May 1999 Annual Meeting of Shareholders. On May 10, 2001, shareholders approved an amendment to the Incentive Plan which increased the authorized shares to a total of 19,250,000. As of March 5, 2003, approximately 14,221,285 stock options, 127,408 restricted shares and 189,500 performance shares have been awarded under the Incentive Plan.

The Incentive Plan provides for the award of incentive stock options, non-qualified stock options, performance shares and restricted shares to key employees, directors and consultants of KeySpan and its subsidiaries as determined by the Committee. The purpose of the Incentive Plan is to optimize KeySpan's performance through incentives that directly link the participant's goals to those of KeySpan's shareholders and to attract and retain participants who make significant contributions to the success of KeySpan.

The stock option component of the Incentive Plan entitles the participants to purchase shares of Common Stock at an exercise price per share determined by the Committee that is no less than the closing price of the Common Stock on the New York Stock Exchange on the date of the grant. On September 26, 2002, the Board of Directors adopted upon the Committee's recommendation, Statement of Financial Accounting Statement ("SFAS") 123 and began expensing stock options prospectively commencing in 2003.

On March 1, 2002, based upon the performance of the Chief Executive Officer, the Committee approved a grant to Mr. Catell of 372,000 non-qualified stock options to purchase Common Stock at an exercise price of $32.66 (vesting over a three or five-year period, depending upon Company performance, or pro-rata upon retirement using the full months of employment from the grant date to retirement, divided by 36 months). In addition, Mr. Catell was also awarded 13,295 shares of restricted stock, which included a share price performance target linked to the lapse of restrictions. The minimum restriction period is two years. If the target share price is met at any time during years three and four, the restrictions will lapse. However, if the target is not achieved by the end of the fourth year, restrictions will not lapse until the end of the sixth year. In the event of retirement, the restrictions on the shares granted will lapse on a pro-rata basis using the full months of employment from the grant date to retirement, divided by 48 months.

Since 2001, the option award process has included a performance goal feature in the stock option vesting schedule for officers which directly links total shareholder return ("TSR") for KeySpan Common Stock to the options granted. The TSR goal measures the total return to shareholders of KeySpan Common Stock, including price appreciation and dividends. KeySpan's performance will be measured against the S&P Utility Group over a three-year performance period. Options were granted with a five-year pro-rata vesting schedule, rather than the traditional three-year pro-rata vesting schedule. If KeySpan achieves its TSR goal at the end of the three-year performance period, then those options that are not yet vested will vest immediately. If the TSR goal is not achieved in year three, the remaining unvested options will continue to vest on the five-year schedule.

Beginning in 2003, in order to further align the interests of executive officers to those of the shareholders, awards of performance shares to officers were approved by the Committee and the Board. Performance shares have been granted with a three-year performance period with a threshold, target and maximum performance level. Consistent with the stock option performance goal, performance shares will be measured by comparing KeySpan's cumulative three-year TSR. At threshold performance, 50% of the award shall be earned; at target, 100% of the award shall be earned; and at maximum, 150% of the award shall be earned. If the threshold level of performance is not achieved all shares granted shall be forfeited. In the event of retirement, performance shares shall be distributed based upon results achieved at the end of the performance period and pro-rated through the date of retirement.

On March 5, 2003, the Committee approved a grant to Mr. Catell of 208,800 non-qualified stock options to purchase Common Stock at an exercise price of $32.40 and 32,700 performance shares. The options shall vest over a three or five-year period, depending upon the Company's performance under the TSR goal. The goal for the three-year TSR has been set at the median of the S&P Utility Group. In the event of retirement, the options shall vest pro-rata using the number of full months of employment from the grant date to retirement, divided by 36 months.

During 2003, an aggregate of 1,194,200 non-qualified stock options and 188,500 performance shares were granted to all officers as a group. The grants of non-qualified stock options and performance shares were made to executives generally determined on the basis of the executive's performance and position within KeySpan and the level of such executive's compensation to focus such executives on the long-term interests of shareholders.

The Committee believes that performance based stock options and performance shares are directly linked to KeySpan's shareholder value. Consistent with this philosophy, the Committee has adopted stock ownership guidelines for directors and officers relating to their ownership of KeySpan Common Stock. These guidelines encourage increased ownership of KeySpan Common Stock and the retention of underlying shares upon the exercise of stock options by directors and officers. Pursuant to the guidelines, it is encouraged that the officers of the Company should have ownership of KeySpan Common Stock based upon a multiple of their base salary which has been set at one times base salary at the Vice President level to up to five times base salary for the Chairman and Chief
Executive Officer. These ownership levels should be reached within five years from the adoption of these guidelines. Officers not currently meeting the guidelines are encouraged when exercising stock options to retain a portion of the after-tax gain of such transaction in KeySpan Common Stock. As owners of KeySpan Common Stock, executives are fully aligned with the interests of our shareholders and the future success of KeySpan.

Policy with Respect to Section 162(m) Deduction Limit

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct compensation in excess of $1,000,000 paid in any year to the Chief Executive Officer or any of the Named Executive Officers whose compensation must be detailed in the Proxy Statement. Certain benefit plans and compensation paid under plans that are performance based are not subject to the $1,000,000 annual limit if certain requirements are satisfied. Although the Company's compensation policy is generally designed to relate compensation to performance, certain payments do not meet such requirement because they allow the Committee and the Board to exercise discretion in setting compensation. The Committee is of the opinion that it is in the Company's best interest for the Committee and the Board to retain discretion in order to preserve flexibility in compensating such executive officers, especially in light of an increasingly competitive marketplace.

Conclusion

The Committee believes that KeySpan's executive compensation policies and programs serve both the interests of KeySpan and its shareholders effectively. The various compensation programs are appropriately balanced to provide the motivation for executives to contribute to KeySpan's overall success and enhance the value of KeySpan for the shareholders' benefit, and are consistent with compensation programs for companies of similar size in both the utility and energy industry segments.

The Committee will continue to monitor the effectiveness of KeySpan's total compensation program to meet the current and the future needs of KeySpan.

                Compensation and Nominating Committee

                Edward D. Miller, Chairperson     James L. Larocca
                Donald H. Elliott                 Stephen W. McKessy
                James R. Jones

STOCK OPTION GRANTS IN LAST FISCAL YEAR


The following table provides information on stock option grants during 2002 for the Named Executive Officers and the grant date present value of such officers' unexercised options at December 31, 2002:

                          Number of              Percent of Total           Option                                    Grant Date
                          Securities                 Number of             Exercise                                Present Value of
                          Underlying              Options Granted            Price             Expiration              Options(2)
          Name         Options Granted(1)          to Employees            ($/Share)              Date                    ($)
----------------- -------------------------  -----------------------  ----------------- ----------------------  --------------------
R.B. Catell                      372,000               14%                  32.66           Feb. 29, 2012           1,268,520
----------------- -------------------------  -----------------------  ----------------- ----------------------  --------------------
W.P. Parker Jr.                  120,000              4.5%                  32.66           Feb. 29, 2012             409,200
----------------- -------------------------  -----------------------  ----------------- ----------------------  --------------------
R.J. Fani                        120,000              4.5%                  32.66           Feb. 29, 2012             409,200
----------------- -------------------------  -----------------------  ----------------- ----------------------  --------------------
S.L. Zelkowitz                    82,000              3.1%                  32.66           Feb. 29, 2012             279,620
----------------- -------------------------  -----------------------  ----------------- ----------------------  --------------------
G. Luterman                       82,000              3.1%                  32.66           Feb. 29, 2012             279,620
----------------- -------------------------  -----------------------  ----------------- ----------------------  --------------------


     (1) Options vest ratably over a five-year period with the first one-fifth having vested on March 1, 2003 (accelerated vesting in third year applies upon achievement of certain prescribed goals).

     (2) Options have been valued using the Black-Scholes option pricing model adapted to reflect the specific provisions of the Incentive Plan and related assumptions regarding exercisability. The values shown are theoretical and do not necessarily reflect the actual values that may be realized upon the future exercise of the options. Any actual value will result to the extent that the market value of the Common Stock at a future date exceeds the exercise price. Assumptions for modeling are based on the dividend yield, risk-free rate of return, standard deviation of prices over a relevant period as of the grant date and the expected lives of the options.


AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END STOCK OPTION VALUES


The following table provides information on aggregated stock option exercises in 2002 and fiscal year end option values for the Named Executive Officers:

                   Shares
                  Acquired                   Number of Securities Underlying                  Value of In-The-Money
                     on        Value      Unexercised Options at Fiscal Year End            Options at Fiscal Year End
        Name     Exercise    Realized    ----------------------------------------      --------------------------------------------
                                        Exercisable     Unexercisable        Total     Exercisable     Unexercisable       Total
-----------------------------------------------------------------------------------------------------------------------------------
R.B. Catell          0          $0       1,228,201           760,600      1,988,801    $9,930,293        $3,189,260     $13,119,553
-----------------------------------------------------------------------------------------------------------------------------------
W. P. Parker Jr.     0          $0         175,374           224,227        399,601    $1,318,947          $840,438      $2,159,385
-----------------------------------------------------------------------------------------------------------------------------------
R.J. Fani            0          $0         104,307           224,227        328,534    $1,434,330          $840,438      $2,274,768
-----------------------------------------------------------------------------------------------------------------------------------
S. L. Zelkowitz      0          $0         131,000           171,667        302,667    $1,340,224          $742,398      $2,082,622
-----------------------------------------------------------------------------------------------------------------------------------
G. Luterman          0          $0         148,800           171,667        320,467    $1,923,668          $211,560      $2,135,228
-----------------------------------------------------------------------------------------------------------------------------------

Security Ownership of Management

The following table sets forth information as of March 10, 2003, with respect to the number of shares of Common Stock beneficially owned, Common Stock equivalents and performance shares credited to each director, each Named Executive Officer and all directors and executive officers as a group. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of Common Stock listed as beneficially owned.

         Name of           Common Stock          Common Stock        Performance               Total of Common            Percent of
    Beneficial Owner       Beneficially         Equivalents or        Shares(2)               Stock Beneficially            Class
                              Owned             Deferred Stock                             Owned, Stock Equivalents      Outstanding
                                                   Units(1)                                 and Performance Shares        if greater
                                                                                                                           than 1%
----------------------------------------------------------------------------------------------------------------------------------
R. B. Catell               1,602,835(3)(4)            5,146                 32,700              1,640,681(3)(4)                 1%
----------------------------------------------------------------------------------------------------------------------------------
A. S. Christensen             12,639(5)              11,857                      0                 24,496(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
D. H. Elliott(6)               9,991(5)              23,925                      0                 33,916(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
R. J. Fani                   196,016(3)(7)            2,768                 10,900                209,684(3)(7)                N/A
----------------------------------------------------------------------------------------------------------------------------------
A. H. Fishman                 12,257(5)              14,525                      0                 26,782(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
J. A. Ives                    68,762(5)(8)            2,793                      0                 71,555(5)(8)                N/A
----------------------------------------------------------------------------------------------------------------------------------
J. R. Jones                   10,182(5)               5,944                      0                 16,126(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
J. L. Larocca                 13,350(5)               7,983                      0                 21,333(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
G. Luterman                  222,997(3)(9)            1,389                  6,800                231,186(3)(9)                N/A
----------------------------------------------------------------------------------------------------------------------------------
S. W. McKessy                 10,310(5)              11,841                      0                 22,151(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
E. D. Miller                  17,792(5)              17,470                      0                 35,262(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
W. P. Parker Jr.             269,110(3)               3,469                 10,900                283,479(3)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
E. Travaglianti                8,825(5)               6,774                      0                 15,599(5)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
S. L. Zelkowitz              208,730(3)               2,423                  6,800                217,953(3)                   N/A
----------------------------------------------------------------------------------------------------------------------------------
All directors and          2,746,603                134,277                137,200              3,018,080                    1.75%
executives as a
group, including
those named
above, a total of
29 persons.
----------------------------------------------------------------------------------------------------------------------------------

(1) The term "Common Stock Equivalents" refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Directors' Deferred Compensation Plan. The term "Deferred Stock Units" also refers to units of value which track the performance of Common Stock. Such units do not possess voting rights and have been issued pursuant to the Officers' Deferred Stock Unit Plan.
(2) Performance shares have been granted with a three-year performance period with a threshold, target and maximum performance level. At threshold performance, 50% of the award shall be earned; at target, 100% of the award shall be earned; and at maximum, 150% of the award shall be earned.
(3) Includes shares issuable pursuant to options that are either currently exercisable or exercisable within 60 days of the date of this Proxy Statement as follows: Mr. Catell - 1,531,001 shares; Mr. Fani - 185,614 shares; Mr. Parker - 256,681 shares; Mr. Luterman - 218,867 shares; and Mr. Zelkowitz - 201,067 shares.
(4) Mr. Catell also owns 4,000 shares of common stock of Houston Exploration and 17,000 shares issuable pursuant to options of Houston Exploration that are currently exercisable.
(5) Includes 7,900 shares issuable pursuant to options that are currently exercisable and 925 shares of restricted stock. (6) Effective May 8, 2003, Mr. Elliott will retire as a director of the Company. (7) Mr. Fani also owns 7,000 shares of Houston Exploration issuable pursuant to options that are currently exercisable. (8) Includes 55,390 shares issuable pursuant to options that were granted by Eastern Enterprises and were converted to KeySpan options. The options fully vested on November 8, 2000 and are currently exercisable.
(9) Mr. Luterman also owns 11,000 shares of Houston Exploration issuable pursuant to options that are currently exercisable.

PERFORMANCE GRAPH

The following graph presents, for the period beginning May 28, 1998 through December 31, 2002, a comparison of cumulative total shareholder returns for KeySpan, the Standard & Poor's Utilities Index and the Standard & Poor's 500 Index.









                              [PERFORMANCE GRAPH]






                               May 28, 1998         December 31, 1998              December 31, 1999              December 31, 2000
                               ------------         -----------------              -----------------              -----------------
KeySpan                        $100.00              $  93.99                       $  74.96                       $143.92
S&P Utilities Index            $100.00              $108.57                        $  99.66                       $158.99
S&P 500 Index                  $100.00              $113.65                        $137.87                        $125.33

                               December 31, 2001    December 31, 2002
                               -----------------    -----------------
KeySpan                        $124.53              $133.08
S&P Utilities Index            $  92.33             $  71.06
S&P 500 Index                  $110.48              $  86.13

Assumes $100 invested on May 28, 1998 in shares of KeySpan Common Stock, the S&P Utilities Index and the S&P 500 Index, and that all dividends were reinvested.

COMPENSATION UNDER RETIREMENT PLANS

The Company's retirement plan provides retirement benefits based upon the individual participant's years of service and final average annual compensation (as defined below). The following table sets forth the estimated annual retirement benefits (exclusive of Social Security payments) payable to participants in the specified compensation and years-of-service categories, assuming continued active service until normal retirement age and that the Company's retirement plan is in effect at such time.


                                                                      Benefits ($)
                                                                    Years of Service
                 -------------------------------------------------------------------------------------------------------------------
   Remuneration       15            20            25            30           35            40              45               50
   ------------
       ($)
                 ------------- ------------- ------------- ------------ ------------- ------------- ---------------- ---------------
  200,000. . . .     45,000        60,000        75,000       90,000       105,000       120,000          135,000          150,000
  275,000. . . .     61,875        82,500       103,125      123,750       144,375       165,000          185,625          206,250
  350,000. . . .     75,750       105,000       131,250      157,500       183,750       210,000          236,500          262,500
  425,000. . . .     95,625       127,500       159,375      191,250       223,125       255,000          286,875          318,750
  500,000. . . .    112,500       150,000       187,500      225,000       262,500       300,000          337,500          375,000
  575,000. . . .    129,375       172,500       215,625      258,750       301,875       345,000          388,125          431,250
  650,000. . . .    146,250       195,000       243,750      292,500       341,250       390,000          438,750          487,500
  725,000. . . .    163,125       217,500       271,875      326,250       380,625       435,000          489,375          543,750
  800,000. . . .    180,000       240,000       300,000      360,000       420,000       480,000          540,000          600,000
  875,000. . . .    196,875       262,500       328,125      393,750       459,375       525,000          590,625          656,250
  950,000. . . .    213,750       285,000       356,250      427,500       498,750       570,000          641,250          712,500
1,025,000. . . .    230,625       307,500       384,375      461,250       538,125       615,000          691,875          768,750
1,100,000. . . .    247,500       330,000       412,500      495,000       577,500       660,000          742,500          825,000
1,175,000. . . .    264,375       352,500       440,625      528,750       616,875       705,000          793,125          881,250
1,250,000. . . .    281,250       375,000       468,750      562,500       656,250       750,000          843,750          937,500
1,325,000. . . .    298,125       397,500       496,875      596,250       695,625       795,000          894,375          993,750
1,400,000. . . .    315,000       420,000       525,000      630,000       735,000       840,000          945,000        1,050,000
1,475,000. . . .    331,875       442,500       553,125      663,750       774,375       885,000          995,625        1,106,250
1,550,000. . . .    348,750       465,000       581,250      697,500       813,750       930,000        1,046,250        1,162,500
1,625,000. . . .    365,625       487,500       609,375      731,250       853,125       975,000        1,096,875        1,218,750

For purposes of the retirement plan, the final average annual compensation is the average annual compensation for the highest five consecutive years of earnings during the last ten years of credited service. The annual salary and bonus for the current year for the Named Executive Officers is indicated in the Annual Compensation columns of the Summary Compensation Table.

The number of years of credited service for R. B. Catell, the Chairman and Chief Executive Officer, based on continued service to age 69 and pursuant to the terms of his employment agreement, will result in Mr. Catell retiring with 47 years of service. The number of years of credited service for each of the other Named Executive Officers based on continued service with the Company to age 65, normal retirement age, will be as follows: W. P. Parker Jr. - 43 years, R. J. Fani - 42 years, S.L. Zelkowitz - 17 years and G. Luterman - 10 years.

The Code limits the annual compensation taken into consideration for, and the maximum annual retirement benefits payable to, a participant under the Company's retirement plan. For 2002, these limits were $200,000 and $160,000, respectively. Annual retirement benefits attributable to amounts in excess of these limits are provided for under the Company's excess benefit plan and not under the Company's retirement plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Neither Messrs. Elliott, Jones, Larocca, McKessy or Miller, the current members of the Compensation and Nominating Committee nor Mr. James Riordan, who retired from the Board and the Compensation and Nominating Committee on May 9, 2002 is an officer or employee, or former officer or employee, of KeySpan or any of its subsidiaries. No interlocking relationship exists between the members of KeySpan's Board or Compensation and Nominating Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

AGREEMENTS WITH EXECUTIVES

Employment Agreements

In September 1998, KeySpan entered into an employment  agreement with Mr. Robert
B. Catell relating to his services as Chairman and Chief Executive Officer which was amended on February 24, 2000 and June 26, 2002. The agreement covers the period beginning July 31, 1998 and ending July 31, 2005. In addition to base salary, annual and long-term incentive compensation and other employee benefits, Mr. Catell's employment agreement provides for severance benefits to be paid to him in the event his employment is terminated by KeySpan without cause or if Mr. Catell terminates his employment for good reason. The severance benefits to be provided during the severance period would include: (a) payment to Mr. Catell in a single lump sum of (i) all accrued obligations and (ii) the aggregate amount of salary and annual incentive compensation that he would have received had he remained employed through the end of the employment period; (b) continued accrual of Supplemental Executive Retirement Plan benefits (as provided in the agreement) during the severance period; and (c) continuation of all other employment benefits, as if he had remained employed by KeySpan during the severance period. If Mr. Catell voluntarily terminates his employment, other than for good reason, the Company shall pay the accrued obligations to Mr.
Catell and he shall be entitled to supplemental retirement benefits. If Mr. Catell's employment is terminated following a "change of control" of KeySpan (as defined in the agreement), the severance period is defined to mean the period from the date of termination through the end of the employment period, or, if longer, the third anniversary of the date of termination.

The Company has entered into a supplemental retirement agreement with Mr. Zelkowitz. The agreement provides one year of credited service for each year worked, up to a maximum of ten years, in the calculation of pension benefits. The maximum enhancement would provide an incremental benefit of 15% of the executive's final five-year average earnings under the current pension plan formula. In addition, at retirement, Mr. Zelkowitz will receive Company paid medical and dental coverage at the same level of employee contribution in effect at retirement, which will be grossed up for federal and state taxes. Mr.
Zelkowitz must remain employed through December 2006 in order to fully vest in this benefit. For retirement prior to this date, the benefit will vest pro-rata over a five-year period or 20% per year. The earliest Mr. Zelkowitz may be eligible for a pro-rata benefit will be on October 1, 2003, the date he vests in the Company's retirement plan. If there is a change-in-control, termination without cause, or if Mr. Zelkowitz resigns for good reason, then the five-year vesting requirement will be waived and Mr. Zelkowitz will immediately vest in all additional service provided for in this agreement.

The Company has entered into a supplemental retirement agreement with Mr. Luterman. The agreement provides that Mr. Luterman will receive an annual supplemental retirement amount determined by multiplying Mr. Luterman's qualified and non-qualified pension accruals at age 62 by 35%. This annual supplemental amount will be aggregated with his actual qualified and non-qualified pension benefit at his retirement date. In addition, at retirement, Mr. Luterman will receive Company paid medical and dental coverage at the same level of employee contribution in effect at retirement, which will be grossed up for federal and state taxes. Mr. Luterman must remain employed through June 2005 in order to vest fully in this benefit. For retirement prior to this date, the supplemental amount will vest pro-rata over a three-year period. The earliest Mr. Luterman may be eligible for a pro-rata benefit will be on June 2003. If there is a change-in-control, termination without cause, or if Mr. Luterman resigns for good reason, then the three-year vesting requirement will be waived and Mr. Luterman will immediately vest in all additional service provided for in this agreement.

Senior Executive Change of Control Severance Plan

As of April 1, 2003, with the exception of Mr. Catell, 53 officers of the Company and certain subsidiaries will participate in the Senior Executive Change of Control Severance Plan (the "Change of Control Plan"). The Change of Control Plan, as amended, provides for the payment of severance and other benefits upon certain qualifying terminations of such executives within two (2) years of a "change of control" of the Company (as defined in the Change of Control Plan). The protection period under the Change of Control Plan commences upon the date that KeySpan enters into a definitive agreement, the transaction contemplated by which will, when consummated, constitute a change of control under the Change of Control Plan and will continue for a period of two years after the effective date of the actual change of control. The benefits payable under the Change of Control Plan generally provide for (i) the payment of the sum of the executive's base salary, incentive compensation and compensation previously deferred by the executive, all through the date of termination; (ii) the payment of an amount equal to three times an executive's base salary and incentive compensation for any President, any Executive Vice President and certain Senior Vice Presidents of KeySpan and certain subsidiaries and two times an executive's base salary and incentive compensation for other officers; (iii) the payment of amounts under retirement plans; and (iv) the continuation of certain other benefits for a period of two to three years depending on the executive's position with the Company. The Change of Control Plan expires October 30, 2003, unless extended for an additional period by the Board of Directors; provided that, following a change of control, the Change of Control Plan shall continue until after all the executives who become entitled to any payments thereunder shall have received such payments in full.

Security Ownership of Certain Beneficial Owners

As of March 10, 2003, there were no beneficial owners of more than 5% of the Company's Common Stock.

PROPOSAL  2.  RATIFICATION  OF  DELOITTE  &  TOUCHE  LLP AS  INDEPENDENT  PUBLIC
              ACCOUNTANTS

In accordance with the recommendations of its Audit Committee, the Board of Directors recommends that the shareholders ratify the appointment of the firm of Deloitte & Touche LLP ("Deloitte & Touche"), as independent public accountants to audit the books, records and accounts of KeySpan and its subsidiaries for the year ending December 31, 2003.

Arthur Andersen LLP ("Arthur Andersen") served as KeySpan's independent public accountants from May 1998 through March 29, 2002, when KeySpan's Board of Directors, upon recommendation of the Audit Committee, determined not to renew the engagement of Arthur Andersen and appointed Deloitte & Touche as independent public accountants. During the fiscal years ended 2000 and 2001 and the subsequent interim period through March 29, 2002, there were no reports on the financial statements of the Company by Arthur Andersen that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended 2000 and 2001and the subsequent interim period through March 29, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen, would have caused the firm to make reference to the subject matter of such disagreements in connection with its report.

A representative of Deloitte & Touche will attend the Annual Meeting, be available to answer shareholder questions and have the opportunity to make a statement if he or she desires to do so.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.


FISCAL YEAR 2002 AUDIT FIRM FEE SUMMARY

The following table provides information on the aggregate fees billed for services performed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates for the year ended December 31, 2002:



         Audit Fees                               $   1,822,925
         Financial Information Systems
         Design and Implementation Fees           $           0
         All Other Fees                           $     969,775 (1)
                                                      ---------
         Total                                    $   2,792,700

(1) All other fees were generally comprised of fees for audit related services, tax services and the performance of agreed upon procedures. Audit related fees were approximately $310,875 and were for services generally related to benefit plans, statutory audits of subsidiaries, and comfort letters. Tax service fees were approximately $280,300 and generally include services to perform tax consultation and tax services. Approximately $378,600 of other fees were related to the performance of agreed upon procedures.

The Audit Committee has reviewed the nature and scope of the services provided by Deloitte & Touche and considers such to have been compatible with the maintenance of Deloitte & Touche's independence throughout its service to the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of KeySpan is composed of five non-employee directors. The members of the Audit Committee are independent as such term is defined in the rules of the New York Stock Exchange and Securities and Exchange Commission (the"SEC"). The Chair and two other members of the Audit Committee have accounting or related financial management expertise. The Audit Committee operates under a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix C.

Pursuant to its Charter, the Audit Committee provides oversight with respect to the quality and integrity of the Company's financial statements; compliance with legal and regulatory requirements; the independent auditor's qualifications and independence; the performance of the Company's internal audit function and independent auditors, the business practices and ethical standards of the Company and the preparation of all reports required to be included in the Company's annual Proxy Statement.

Additionally, in accordance with the Audit Committee Charter, the Audit Committee reviews the scope of the audit and approves the nature and cost of all audit and non-audit services. Non-audit services must be approved in advance of the rendering of services. The Audit Committee has reviewed the nature and scope of the services provided by Deloitte & Touche and considers such to have been compatible with the maintenance of Deloitte & Touche's independence throughout its service to the Company.

The Audit Committee has also determined that the scope of services to be provided by Deloitte & Touche in 2003 will generally be limited to audit and audit related services and tax services. The Audit Committee will expressly approve the provision of any services by Deloitte & Touche outside the scope of the foregoing services. Notwithstanding the foregoing, pre-approval is not necessary for minor non-audit services if: (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or its Chairman pursuant to delegated authority.

We have reviewed and discussed with management the Company's audited financial statements as of, and for, the year ended December 31, 2002.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No.1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied ourselves as to the auditors' independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                                 Audit Committee

                Andrea S. Christensen             James L. Larocca
                Alan H. Fishman, Chairman         Edward Travaglianti
                Stephen W. McKessy

PROPOSAL 3. AMENDMENTS TO THE EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

The Board of Directors has approved and is unanimously recommending that the shareholders approve amendments to the KeySpan Employee Discount Stock Purchase Plan (the "Stock Plan") to: (i) increase the number of shares of Common Stock authorized for issuance under the Stock Plan by 1,000,000 shares to an aggregate of 1,750,000 shares and (ii) modify the pricing methodology for any purchase made on or after July 1, 2003 by using the average of the high and low price per share of KeySpan Common Stock on the first trading day of the month following the month of contribution to the Stock Plan.

Reason for Amendment

The Stock Plan is designed to encourage ownership of KeySpan Common Stock by eligible employees of KeySpan or its wholly-owned subsidiaries by providing a convenient and systematic method for employee acquisitions of KeySpan Common Stock. As of December 31, 2002, approximately 4,300 employees participate in the Stock Plan and approximately 422,000 shares have been issued under the Stock Plan. There remains only 328,000 shares available for issuance under the Stock Plan. An increase in the number of shares authorized pursuant to the Stock Plan is necessary in order to meet the anticipated needs of the Stock Plan in the coming years. Since KeySpan's acquisition of Eastern Enterprises in November 2000, KeySpan has grown its employee base from approximately 7,800 employees to over 13,000 employees. As a result of our expanded employee base and increased interest on the part of our employees in participating in the Stock Plan, we anticipate that we will exceed our current authorized shares pursuant to the Stock Plan in the second quarter of 2004. Therefore, it is recommended that the number of shares of Common Stock authorized for issuance under the Stock Plan be increased by 1,000,000 shares to an aggregate of 1,750,000 shares. Additionally, the amendment seeks to modify the pricing methodology used for the Stock Plan for any purchase made on or after July 1, 2003, by using the average of the high and low price per share of KeySpan Common Stock on the first trading day of the month following the month of contribution to the Stock Plan. Currently, the Stock Plan provides for purchases on a quarterly basis based on the lower of the average of the high and low price per share of KeySpan Common Stock on either the first or last business day of the prior quarter. The amendment to the pricing methodology is recommended as a result of the Company's change in accounting policy through the implementation of SFAS 123. Such change will result in an incremental accounting expense under FAS 123. In order to minimize this incremental accounting expense, it is recommended that the Stock Plan adopt the new pricing methodology.

Description of the Stock Plan

The Stock Plan was originally approved by the shareholders at the 1999 Annual Meeting and an amendment to increase the number of authorized shares was approved at the 2001 Annual Meeting. The Stock Plan, with the proposed amendments, will provide that effective July 1, 2003, eligible employees may purchase Common Stock on a monthly basis whereby the price will be up to 85% of the average of the high and low price per share of KeySpan Common Stock on the first trading day of the month following the month of contribution to the Stock Plan. Although the Stock Plan may offer up to an 15% discount, only a discount of 10% of such price is currently being offered to participants in the Stock Plan. Generally, all of the approximately 13,000 employees of KeySpan and its wholly-owned subsidiaries are eligible to participate in the Stock Plan, except
(i) employees who have not been on the payroll for at least three months as of the beginning of a purchase period; (ii) employees who customarily are employed less than three months in any calendar year; (iii) employees who work less than 20 hours per week; and (iv) non-employee directors.

Employees will be able to purchase shares by payroll deduction. In each purchase period, the total payments by an employee to purchase shares cannot exceed 20% of his or her base pay at the beginning of such period. Moreover, the fair market value of shares purchased by an employee under the Stock Plan, during any calendar year cannot exceed $25,000. The annual contribution limit has, therefore, been set at $20,000. In addition, an employee may not purchase shares if the purchase would cause him or her to own 5% or more of the total combined voting power or value of all shares of KeySpan Common Stock.

Employees may also sell any or all of their shares acquired under the Stock Plan at a price based on the weighted average of all shares sold by the plan administrator during a given selling period, adjusted to exclude brokerage commissions.

The proceeds received by the Company from purchases under the Stock Plan are used for general corporate purposes or for the purchase of shares on the open market on behalf of a participant.

On March 10, 2003, the closing price of KeySpan's Common Stock as reported on the NYSE listing of composite transactions was $31.88 per share.

The following resolution will be proposed for approval by the shareholders of KeySpan's Common Stock:

     RESOLVED,  that the Employee  Discount  Stock Purchase Plan, be amended to:
(i) increase the number of shares of Common Stock authorized for issuance under the Stock Plan by 1,000,000 shares to an aggregate of 1,750,000 shares and (ii) modify the pricing methodology for any purchase made on or after July 1, 2003 by using the average of the high and low price per share of KeySpan Common Stock on the first trading day of the month following the month of contribution to the Stock Plan.

The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

NEW PLAN BENEFITS

Participation in the Stock Plan is on a voluntary basis and, therefore, future participation in the Stock Plan cannot be determined. Accordingly, the benefits and amounts received pursuant to the Stock Plan cannot be determined. During 2002, the Named Executive Officers purchased the following number of shares under the Stock Plan: R. B. Catell - 159 shares, W. P. Parker Jr. - 139 shares,
R. J. Fani - 677 shares, S.L. Zelkowitz - 576 shares and G. Luterman - 459 shares. The executive officers as a group purchased 7,448 shares and all other employees as a group purchased 213,145 shares. Non-employee directors are not eligible to participate in the Stock Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth securities authorized for issuance under equity compensation plans for the year ended December 31, 2002:

                                                                                             Number of securities
                               Number of securities                                          remaining available for
                               to be issued                   Weighted-average               future issuance under
                               upon exercise of               exercise price of              equity compensation plans
                               outstanding options,           outstanding options,           (excluding securities
Stock Plan category            warrants and rights            warrants and rights            reflected in column (a))
-------------------            -------------------            -------------------            ------------------------
                                          (a)                           (b)                            (c)
Equity compensation                9,549,039(1)                         $25.37                         7,031,761
   plans approved by
   security holders.....

Equity compensation                   44,293(2)                          N/A                                    (3)
   plans not approved
   by security holders..

           Total..........         9,593,332                            $25.37                         7,031,761(3)

(1) Includes grants of options and restricted stock pursuant to KeySpan's Long-Term Incentive Compensation Plan, as amended, and options granted pursuant to the Brooklyn Union Long-Term Incentive Compensation Plan and options granted pursuant to the Eastern Enterprises 1995 Stock Option Plan and the Eastern Enterprises 1996 Non-Employee Trustee's Stock Option Plan, as well as 328,000 shares of Common Stock issued pursuant to the Stock Plan.

(2) Represents Deferred Stock Units issued pursuant to the Officers' Deferred Stock Unit Plan.

(3) There is no set limit on the number of Deferred Stock Units issuable pursuant to the Officers' Deferred Stock Unit Plan or the KeySpan Services Inc. Officers' Deferred Stock Unit Plan.

Directors' Deferred Compensation Plan

The Directors' Deferred Compensation Plan provides all non-employee directors with the opportunity to defer any portion of their cash compensation received as directors, up to 100%, in exchange for Common Stock equivalents or cash equivalents. Common Stock equivalents are valued by utilizing the average of the high and low price per share of KeySpan common stock on the first trading day of the month following the month in which contributions are received. Dividends are paid on Common Stock equivalents in the same proportion as dividends paid on Common Stock. Compensation not deferred and exchanged for Common Stock equivalents, may be deferred into a cash account bearing interest at the prime rate. Upon retirement, death or termination of service as a director, all amounts in a director's Common Stock equivalent account and/or cash account shall, at the director's election, (i) be paid in a lump sum in cash; (ii) be deferred for up to five years; and/or (iii) be paid in the number of annual installments, up to ten, specified by the director. The non-employee directors are not entitled to benefits under any KeySpan retirement plan.

Officers' Deferred Stock Unit Plan

The Officers' Deferred Stock Unit Plan allows certain executives of the Company and its wholly owned subsidiaries to elect to defer between 10% to 50% of their annual cash bonus award and purchase deferred stock units ("DSUs"), which track the performance of the Company's Common Stock but do not possess voting rights. Executives also receive a 20% match by the Company on the amount deferred in each year. The DSUs must be deferred until retirement or resignation and are payable in Common Stock. The match on the deferral is also payable in Common Stock upon retirement or in the event of an executive's disability, death or upon change of control. The match is forfeited in the event of the executive's resignation prior to retirement.

KeySpan Services Inc. Officers' Deferred Stock Unit Plan

The KeySpan Services Inc. Officers' Deferred Stock Unit Plan allows certain officers of KeySpan Services Inc.and its wholly owned subsiadiries, to elect to defer between 10% to 50% of their annual cash bonus award and purchase DSUs which track the performance of the Company's Common Stock but do not possess voting rights. Executives also receive a 20% match by the Company on the amount deferred in each year. The DSUs must be deferred until retirement or resignation and are payable in Common Stock. The match on the deferral is also payable in Common Stock upon retirement or in the event of an executive's disability, death or upon change of control. The match is forfeited in the event of the executive's resignation prior to retirement.

PROPOSAL 4.     SHAREHOLDER PROPOSAL

The following shareholder proposal has been submitted by Mr. Emil Rossi. The address and stock ownership of Mr. Rossi will be furnished by the Corporate Secretary to any person, orally or in writing as requested, promptly upon receipt of any oral or written request therefor. Mr. Rossi has advised the Company that either he, or his designee, plan to present the following proposal at the Annual Meeting:

The proposal:
                           Shareholder Vote on Poison
     Pills This topic won an average 60% - yes vote at 50 companies in 2002


This is to recommend that the Board of Directors redeem any poison pill previously issued (if applicable) and not adopt or extend any poison pill unless such adoption or extension has been submitted to a shareholder vote.

The following statement has been provided in support of this shareholder proposal:

Harvard Report

A 2001 Harvard Business School study found that good corporate governance (which took into account whether a company has a poison pill) was positively and significantly related to company value. This study, conducted with the University of Pennsylvania's Wharton School, reviewed the relationship between the corporate governance index for 1,500 companies and company performance from 1990 to 1999.

Some believe that a company with a good governance will perform better over time, leading to a higher stock price. Others see good governance as a means of reducing risk, as they believe it decreases the likelihood of bad things happening to a company.

Since the 1980s Fidelity, a mutual fund giant with $800 billion invested, has withheld votes for directors at companies that have approved poison pills, Wall Street Journal, June 12, 2002.

Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org an organization of 120 pension funds which invests $1.5 trillion, called for shareholder approval of poison pills. In recent years, various companies have been willing to redeem existing poison pills or seek shareholder approval for their poison pill. This includes Columbia/HCA, McDermott International and Bausch & Lomb. I believe that our company should follow suit and allow shareholder participation.

                        Shareholder Vote on Poison Pills
                                    Yes on 4


The affirmative vote of a majority of the votes cast at the meeting is required for approval of this proposal.

THE BOARD OF DIRECTORS WILL OPPOSE THIS PROPOSAL IF IT IS INTRODUCED AT THE 2003 ANNUAL MEETING AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING
REASONS:

The Board of Directors Statement in Opposition

KeySpan's Board of Directors unanimously recommends that the shareholders vote against Mr. Rossi's proposal. In 1999, after carefully considering its fiduciary duties to shareholders and after consultation with outside legal counsel and financial advisors, the Board adopted the Shareholder Rights Plan or a poison pill (described in this Proxy Statement under the caption "Shareholder Rights Plan") in order to protect KeySpan's shareholders against hostile takeovers and inadequate offers and to ensure that each shareholder is treated fairly in any transaction involving an acquisition of control of the Company.

The purpose of the Shareholder Rights Plan or poison pill is to strengthen the Board of Directors' ability, in the exercise of their fiduciary duties, by forcing any would be acquirer to negotiate directly with the Board of Directors in order to preserve and maximize the Company's value for all shareholders. A major function of the Shareholder Rights Plan or poison pill is to give the Board of Directors a greater period of time within which it can properly evaluate an acquisition offer to determine whether it reflects the full value of the Company and is fair to all shareholders, and if not, to reject such offer or to seek an alternative that meets these criteria. While the Shareholder Rights Plan or poison pill does not prevent or inhibit the Company from being a takeover target, it can assist the Board of Directors in delivering the greatest value to shareholders in the event that it is a takeover target. The Shareholder Rights Plan or poison pill serves as an important bargaining tool for the Board to negotiate a transaction with any potential acquirer, and if the shareholder proposal is adopted it could result in a severe impediment in the ability of the Board of Director's to use a poison pill in the future when circumstances may arise and warrant such use. The overriding objective of the Board of Directors in adopting the Shareholder Rights Plan was, and continues to be, the preservation and maximization of value for all shareholders.

Numerous other companies, in addition to KeySpan, believe it is in the best interest of their shareholders to adopt a poison pill. According to an Investor Responsibility Research ("IRRC") report issued in February 2003, 60% of S&P 500 companies have adopted a shareholder rights plans or another form of poison pill as of the end of 2002, up slightly from 59.6% in 2001 and 59.1% at the end of 2000. The economic benefits of poison pills was also noted in the IRRC report, which stated that evidence is increasingly strong that companies with poison pills in place generally received higher premiums in takeover situations than those that do not.

The Board of Directors believes that the adoption and maintenance of the Shareholder Rights Plan or poison pill is in accord with the scope of its responsibilities under New York law to manage and direct the management of the Company and is sound corporate governance. The proposal does not address KeySpan's high corporate governance standards and its commitment to enhance shareholder value. The Board of Directors believes that it is their responsibilities, as the elected representatives of the shareholders, to ensure that KeySpan continues to make every effort to apply best practices to its corporate governance policies and procedures for the benefit of all shareholders, and believes that the existence of a poison pill is consistent with this objective. We believe that it is ill advised for corporate governance matters to be decided in the abstract, when the decision could obligate the Company to pursue a course of action in the future without allowing the Board to engage in a thoughtful analysis of an acquisition offer, given the facts and circumstances at the time. In fact, limiting the Company's freedom of action in the future runs directly counter to the fiduciary standards that the Board is obligated to uphold.

The Board of Directors' commitment has always been, and always will be, to serve the best interest of our shareholders and believes that implementation of Mr. Rossi's proposal would not achieve the results sought, but instead could have a damaging effect on the interests of KeySpan. WE URGE THE SHAREHOLDERS TO VOTE AGAINST THIS PROPOSAL.

Proxies solicited by the Board of Directors will be so voted unless the shareholder otherwise specifies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management and Others

John J. Bishar, Jr. was elected Senior Vice President and General Counsel of KeySpan, effective November 1, 2002. Prior to such date, he was a managing partner of the law firm of Cullen and Dykman LLP. During 2002, this firm represented KeySpan in a variety of general and specific matters. The total fees paid to this firm during 2002 were approximately $4,058,730.

Involvement in Certain Legal Proceedings

In May 2000, ContiFinancial Corporation ("ContiFinancial") filed a voluntary petition for relief under the provisions of Chapter 11 of the United States Bankruptcy Code. At the time of such filing, Alan H. Fishman was serving as President and Chief Executive Officer and James L. Larocca was serving as a director of ContiFinancial.

Directors and Officers Liability Insurance and Indemnity

KeySpan has director and officer ("D&O") liability insurance for the purpose of reimbursing the Company when it has indemnified its directors and officers. D&O liability insurance also provides direct payment to KeySpan's directors and officers under certain circumstances when KeySpan has not previously provided indemnification. KeySpan also has liability insurance which provides fiduciary coverage for KeySpan, its directors, officers and employees for any alleged breach of fiduciary duty under the Employee Retirement Income Security Act. The D&O and fiduciary liability insurances were purchased from Associated Electric & Gas Insurance Services, Energy Insurance Mutual Ltd., Zurich Insurance Group, Federal Insurance Company, The Hartford and STARR Excess for a one-year period commencing May 28, 2002 at a total cost of $2,655,099. The Company plans on renewing its D&O liability and fiduciary insurances for a one-year period commencing May 28, 2003.

Shareholder Rights Plan

On March 30, 1999, the Board of Directors entered into a Rights Agreement pursuant to which one preferred stock purchase right (a "Right") per share of Common Stock was distributed as a dividend to shareholders of record on the close of business on April 14, 1999. Each Right, when exercisable, will entitle the holder thereof to purchase one one- hundredth of a share of Series D Preferred Stock at a price of $95.00 per share. The Rights will be exercisable only if a person or a group acquires 20% or more of the outstanding shares of Common Stock of the Company or announces a tender offer following which it would hold 20% or more of such outstanding Common Stock of the Company. The Rights entitle the holders, other than the acquiring person, to purchase Common Stock having a market value of two times the exercise price of the Right. If, following the acquisition by a person or group of 20% or more of KeySpan's outstanding shares of Common Stock, KeySpan were acquired in a merger or other business combination, each Right would be exercisable for that number of the acquiring company's shares of common stock having a market value of two times the exercise price of the Right. Subject to the terms of the Rights Agreement, KeySpan may redeem the Rights at $.01 per Right at any time until ten days following the occurrence of an event that causes the Rights to become exercisable for Common Stock. The Rights expire in 2009.

The foregoing description of the Rights Agreement and of the Rights is qualified in its entirety by the terms of the Rights Agreement, dated March 30, 1999, by and between KeySpan and the Rights Agent, a copy of which was filed as an exhibit to KeySpan's Report on Form 8-K dated March 30, 1999.

Legal Proceedings

KeySpan has been cooperating in preliminary inquiries regarding trading in KeySpan Corporation stock by individual officers of KeySpan prior to the July 17, 2001 announcement that KeySpan was taking a special charge in its Energy
Services business and otherwise reducing its 2001 earnings forecast. These inquiries are being conducted by the U.S. Attorney's Office, Southern District of New York and the SEC.

As part of its continuing inquiry, on March 5, 2002, the SEC issued a formal order of investigation, pursuant to which it will review the trading activity of certain company insiders from May 1, 2001 to the present, as well as KeySpan's compliance with its reporting rules and regulations, generally, during the period following the acquisition of the Roy Kay companies through the July 17th announcement.

Furthermore, KeySpan and certain of its officers and directors are defendants in a number of class action lawsuits filed in the United States District Court for the Eastern District of New York after the July 17th announcement. These lawsuits allege, among other things, violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), in connection with disclosures relating to or following the acquisition of the Roy Kay companies by KeySpan Services, Inc., a KeySpan subsidiary and the announcement of the agreement to acquire Eastern Enterprises and EnergyNorth, Inc. In October 2001, shareholder's derivative actions were commenced in the same court against certain officers and directors of KeySpan, alleging, among other things, breaches of fiduciary duty, violations of the New York Business Corporation Law and violations of Section 20(a) of the Exchange Act. Each of the proceedings seek monetary damages in an unspecified amount. We filed a motion to dismiss the class action lawsuits. On March 18, 2003, the court granted our motion to dismiss. The court's order dismissed certain class allegations with prejudice but provided the plaintiffs a final opportunity to file an amended complaint concerning the remaining allegations.

Deadline For Shareholder Proposals

Shareholder proposals for the 2004 Annual Meeting must be received by the Corporate Secretary at KeySpan's principal executive office at One MetroTech Center, Brooklyn, New York 11201-3850, Attention: Corporate Secretary, by December 1, 2003, to be considered by the Company for possible inclusion in the proxy materials for the 2004 Annual Meeting.

In addition, all shareholder proposals or nominations for election of a director for the 2004 Annual Meeting must be submitted to the Company in accordance with
Section 2.7 of the Company's By-Laws not less than 60 nor more than 90 calendar days in advance of the anniversary date of the 2003 Annual Meeting.

Additional Information

KeySpan's Annual Report for the period ended December 31, 2002 is being mailed to shareholders on or about the date of this Proxy Statement. KeySpan files an Annual Report on Form 10-K with the SEC which includes additional information concerning KeySpan and its operations. The Company's Annual Report or Annual Report on Form 10-K, except for exhibits, will be furnished at no cost to any shareholder upon written request to: Corporate Secretary, KeySpan Corporation, One MetroTech Center, Brooklyn, New York 11201- 3850 or can be found on the Investor Relations section of the Company's website (http://www.keyspanenergy.com).

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires KeySpan's directors, executive officers and persons who own more than ten percent (10%) of a registered class of KeySpan's equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of KeySpan. Executive officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish KeySpan with copies of all Section 16(a) forms which they file.

To KeySpan's knowledge, based solely on review of information furnished to KeySpan, reports filed through KeySpan and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent (10%) beneficial owners were complied with during the twelve-month period ended December 31, 2002, except that certain transactions concerning the acquisition of Common Stock equivalents pursuant to the Directors' Deferred Compensation Plan should have been reported on Form 4 reports for all of our non-employee directors, but were reported on a delinquent basis on Form 5 reports for the period ended December 31, 2002. Therefore, the Form 5 report filed for Andrea S. Christensen, Donald H. Elliott, Alan H. Fishman, J. Atwood Ives, James R. Jones, James L. Larocca, Stephen W. McKessy, Edward D. Miller and Edward Travaglianti included delinquent Form 4 disclosures.

Method and Cost of Solicitation of Proxies

The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The costs of soliciting proxies will be borne by the Company. The Company has retained D.F. King & Co., Inc., to aid in the solicitation. For these services, the Company will pay a fee of $12,500 and reimburse it for certain out-of-pocket disbursements and expenses. In addition to the use of the mails, proxies may be solicited personally, by telephone or through the Internet by KeySpan directors, officers, employees and agents for no additional compensation. In addition, KeySpan will reimburse brokers, bank nominees and other institutional holders for their reasonable out-of- pocket expenses in forwarding proxy materials to the beneficial owners of the Company's Common Stock.

Disclosure of "Broker Non-Votes" And Abstentions

SEC rules provide that specifically designated blank spaces are provided on the proxy card for shareholders to mark if they wish either to withhold authority to vote for one or more nominees for director or to abstain on one or more of the proposals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for or against such individuals. With respect to the proposal relating to the selection of auditors, the amendment to the Employee Discount Stock Purchase Plan and the shareholder proposal on poison pills, abstentions are not counted in determining the number of votes cast in connection with these proposals since New York law requires a majority of only those votes cast "for" or "against" approval, while broker non-votes are treated as shares not entitled to vote, thus giving both abstentions and non-votes no effect. All abstentions and broker non-votes are counted towards the establishment of a quorum.

Confidential Voting

KeySpan has adopted a policy to the effect that all proxy (voting instruction) cards, ballots and vote tabulations which identify the particular vote of a shareholder are to be kept secret from KeySpan, its directors, officers and employees. Accordingly, proxy cards are returned in envelopes addressed to the tabulator, EquiServe, which receives and tabulates the proxies and is independent of KeySpan. The final tabulation is inspected by inspectors of election who also are independent of KeySpan, its directors, officers and employees. The identity and vote of any shareholder shall not be disclosed to KeySpan, its directors, officers or employees, nor to any third party except (i) to allow the independent inspectors of election to certify the results of the vote to KeySpan, its directors, officers and employees; (ii) as necessary to meet applicable legal requirements and to assert or defend claims for or against KeySpan; (iii) in the event of a proxy solicitation based on an opposition proxy statement filed, or required to be filed, with the SEC; or (iv) in the event a shareholder has made a written comment on such form of proxy.

Other Matters

As of the date of this Proxy Statement, KeySpan knows of no business that will be presented for consideration at the Annual Meeting of Shareholders other than the proposals discussed above. If any matter is properly brought before the meeting for action by the shareholders, proxies in the form returned to KeySpan will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors




Robert B. Catell
Chairman and Chief Executive Officer

                                                                     APPENDIX A

                               KEYSPAN CORPORATION

                         CORPORATE GOVERNANCE GUIDELINES
                    (Amended and Restated September 26, 2002)

BOARD OF DIRECTORS

Size and Composition of the Board
---------------------------------

The Board shall consist of a number of directors such that the Corporation is effectively managed. The number of directors shall be fixed from time to time by the Board and recorded in the minutes of the Corporation. The Board shall consist of a majority of members who are deemed to be independent. The Chief Executive Officer will also be a member of the Board.

Director Independence
---------------------

The independence of directors shall be determined by the Board of Directors under the rules of the New York Stock Exchange, Inc. and the Sarbanes-Oxley Act. The directors shall complete and submit an annual statement on Ethical Business Conduct to identify and assess relationships they may have with third parties (including vendors, service providers, competitors, etc.) that may impact the Corporation and could be construed as compromising the director's independence.

Board Membership of Former Executive Officers
---------------------------------------------

The Board of Directors shall not, as a general rule, have former executive employees serving on the Board. It is assumed that retiring executives will tender their resignations as officers and directors, if applicable, simultaneously. The Board may, at its discretion, invite a retiring executive to remain a director. To be considered "independent," the retiring executive must satisfy the "cooling-off" period required by the New York Stock Exchange, Inc.

Board Performance Evaluation
----------------------------

The Board shall annually review its performance. The Board shall measure its results against appropriate criteria defined by the Board, in conjunction with the recommendations of the C&N Committee. As part of this review, the outside directors may meet independently to assess the Board's performance.

Director Compensation Review
----------------------------

The Corporate Secretary shall prepare, annually, a comprehensive industry analysis of director's compensation and benefits and submit such findings to the Chief Executive Officer for review, who will then submit a recommendation to the Compensation and Nominating Committee for review and approval. Such recommendation will then be forwarded to the full Board for consideration and formal vote.

Board Membership Criteria
-------------------------

The Compensation and Nominating Committee and the Chief Executive Officer shall be responsible for determining the qualifications of director candidates in the context of the current composition of the Board.

New Director Candidates Selection
---------------------------------

It shall be the responsibility of the Chief Executive Officer in conjunction with the Compensation & Nominating Committee to recommend to the Board of Directors nominees to fill Board vacancies and to replace retiring Board members. The Board of Directors shall elect candidates to the Board.

Invitations to Director Candidates
----------------------------------

An invitation to join the Board shall be communicated by the Chief Executive Officer on behalf of the entire Board.

Director's Change in Present Job Responsibilities
-------------------------------------------------

Individual directors who experience changes in employment, careers, affiliations with organizations or other matters, which may affect the Corporation, have a duty to advise the Board of such changes or appointment, as applicable. The specific circumstances will be assessed to determine if the director's resignation from the Board should be requested.

Retirement Age
--------------

As a general rule, directors shall retire on the date of the annual meeting of shareholders following the date of their 70th birthday.

Term Limits
-----------

There shall be no term limits for directors, who may serve until their retirement age. The Compensation and Nominating Committee will propose candidates for election or re-election at the annual meeting of shareholders. A review of each director's service on the Board will be conducted prior to such nomination.

Director Contact with the Corporation's Constituencies
------------------------------------------------------

Communications with parties external to the Corporation (including but not limited to shareholders, accountants, the media, attorneys, vendors, service providers, etc.) shall be the responsibility of the Chief Executive Officer or delegated by the Chief Executive Officer to the appropriate area of the Corporation. The directors will be consulted from time to time for their advice, as the Chief Executive Officer so determines.


MEETINGS OF THE BOARD OF DIRECTORS

Selection of Meeting Agenda Items
---------------------------------

The Chairman and Chief Executive Officer shall establish the agenda for the Board meetings. Any director may request inclusion of an item on the agenda. The Chairman and Chief Executive Officer may annually distribute to the Board the proposed agenda items, along with the schedule of meetings, for the following year.

Advance Distribution of Board Meeting Materials
-----------------------------------------------

The Corporate Secretary shall distribute to the directors all materials necessary to conduct an effective meeting of the Board of Directors prior to the meeting.

Regular Attendance of Non-Directors at Board Meetings
-----------------------------------------------------

At the invitation and approval of the Chief Executive Officer or a director, other non-directors, may attend or give presentations before the Board.

Strategy Sessions
-----------------

The Board of Directors shall meet annually, generally at an off-site location, to review with executive management the Corporation's strategic plan and its long range goals and direction.

Executive Sessions
------------------

The outside directors and the Chief Executive Officer shall convene in executive session as often as is appropriate, usually as part of regularly scheduled meetings of the Board of Directors. Executive sessions may be requested by the outside directors, as well as the Chief Executive Officer. In addition, the outside directors of the Board shall meet at least quarterly, without the Chief Executive Officer or any other inside director, to discuss any matter or recommend any action as the directors shall deem advisable consistent with the powers of the full Board. Members of the Executive Committee shall serve as presiding directors of these meetings on a rotating basis.


COMMITTEES OF THE BOARD OF DIRECTORS

Number of Committees
--------------------

The Board of Directors shall designate one or more Board committees, as is necessary. There are four committees: the Executive, the Audit, the Compensation and Nominating, and the Corporate Responsibility and Governance Committees.

Committee Meeting Frequency and Length
--------------------------------------

The committee chairman, in consultation with committee members, shall determine the frequency and length of committee meetings. There will be at least two Compensation and Nominating Committee meetings, one Corporate Responsibility and Governance Committee meeting and four Audit Committee meetings held annually. The Executive Committee shall convene on an as-needed-basis.

Committee Meeting Agendas
-------------------------

The Chairman and Chief Executive Officer shall issue a schedule of meetings and schedule suggested agenda items, as requested by the Board of Directors or any Committee member.

Committee Member Assignments and Rotation
-----------------------------------------

Committee chairmen and Committee members shall rotate periodically, unless there are reasons to retain such Committee chairmen and Committee members on the specific committee. Committee appointments shall be made at a meeting of the Board of Directors as soon as practicable following the annual meeting of shareholders.


OFFICERS

Chairman and Chief Executive Officer Selection
----------------------------------------------

The Board of Directors shall select an individual or individuals to hold the positions of Chairman and the Chief Executive Officer, as stated in the By-Laws of the Corporation.

Chief Executive Officer Evaluation
----------------------------------

The Board shall annually review the performance of the Chief Executive Officer, in Executive Session, and establish a specific set of performance objectives for the Chief Executive Officer. These should include concerns of the shareholders, employees and customers.

Management Development and Succession Planning
----------------------------------------------

The Chief Executive Officer shall review annually the performance of officers and discuss their future potential with the Board of Directors as part of the Corporation's program for the management development of its officers and succession planning.

Board Access to Senior Management
---------------------------------

The Directors shall have access to the Corporation's management. For non-routine contact on Board agenda items, the Board members will inform the Chief Executive Officer of their need for contact with management on special matters.

                                  ************

                                                                      APPENDIX B

                               KEYSPAN CORPORATION
                               EXECUTIVE COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER

                    (Amended and Restated September 26, 2002)

Purpose and Authority
---------------------

The Executive Committee shall have and may exercise during intervals between meetings of the Board of Directors, all the powers vested in the Board (except the power to fill vacancies on the Board or on any committee, change the membership of the Executive Committee, fix compensation of the Directors for serving on the Board or on any committee, submit to shareholders any action for approval, amend or repeal any resolution of the Board which by its terms may not be amended or repealed, and amend, repeal or adopt any by-law), subject, however, at all times to previous limitation by the Board.

Insofar as it is practicable to do so, nonroutine matters to be acted upon by the Executive Committee may be, but not necessarily, reviewed informally with the Board.

The Executive Committee may appoint any subcommittees and assistants as it may deem necessary.

Membership
----------

The Executive Committee shall be comprised of the Chairman of the Board and a number of directors, as designated by the Board.

Administrative Procedures
-------------------------

The Executive Committee shall meet at as frequently as is deemed necessary.

The regular attendance of non-members is permitted at the invitation of the Chairman. A quorum shall consist of a majority of the members. In the event of the absence of any member or members from a meeting, alternates may be designated by the Board. The Committee Chairman shall report the Committee's activities to the Board.

                                  ************

                                                                      APPENDIX C

                               KEYSPAN CORPORATION
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER

                      (Amended and Restated March 6, 2003)


Purpose and Authority
---------------------

The purpose of the Audit Committee is to:

A.   Provide   assistance   to  the  Board  of  Directors  in   fulfilling   its
     responsibility to the shareholders, potential shareholders and investment community with respect to its oversight of:

     (i)  The quality and integrity of the Corporation's financial statements;

     (ii) The Corporation's compliance with legal and regulatory requirements;

     (iii) The independent auditor's qualifications and independence;

     (iv) The performance of the Corporation's internal audit function and independent auditors; and

     (v)  The business practices and ethical standards of the Corporation.

B. Prepare all reports required to be included in the corporation's annual proxy statement, pursuant to and in accordance with applicable rules and regulations of the Securities and Exchange Commission.

The Committee is designated by the Board of Directors and receives its authority from the Board of Directors to whom it reports. The Board has vested in the Committee the authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill its obligations to the Board of Directors, shareholders and customers of the Corporation. To such end, the Committee is authorized to select, retain and/or replace, as needed, consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

Membership
----------

The Committee shall be comprised of three or more members of the Board of Directors. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chairman and Chief Executive Officer. All members are required to meet the following criteria:

     o    Independence

          All members of the Committee are required to be "independent" under the rules of the New York Stock Exchange, Inc. and the Sarbanes-Oxley Act of 2002. No member of the Committee may serve on the audit committee of more than three public companies, including the Corporation, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

          o    Financial Literacy and Expertise

               All members of the Committee shall have a working familiarity with basic finance and accounting practices (or acquire such familiarity within a reasonable period after his or her appointment) and at least one member must be a "financial expert" under the requirements of the Sarbanes-Oxley Act of 2002.

Chairman
--------

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Independent Auditor
-------------------

The Committee shall retain and terminate the independent auditor, oversee their work and approve all audit engagement fees and terms. The independent auditor shall be informed that it reports directly to the Audit Committee.

With respect to the work of the independent auditor, the Committee is responsible for (i) reviewing the scope of the audit, (ii) approving the nature and cost of all audit and non-audit services (non-audit services must be approved prior to commencement of the services), (iii) monitoring the auditor's performance, (iv) assuring that the auditor is independent, and (v) resolving any disagreement between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

The Committee shall inquire regularly of the independent auditor to ascertain that it is receiving the full cooperation of management, that all information desired is provided freely, that there are no material weaknesses in the internal control structure and that no material fraud was uncovered in the course of its work and that management is diligent in conducting its business in accordance with the highest ethical standards.

The Committee shall periodically meet separately with the independent auditors to discuss any matters that the Committee or the independent auditors believe would be appropriate to discuss privately. In addition, the Committee shall meet with the independent auditors and management quarterly to review the corporation's financial statements, and annual and quarterly reports required to be filed with the SEC.

The Committee shall approve in advance any audit or non-audit engagement or relationship between the corporation and the independent auditors, other than "prohibited non-auditing services". The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor so long as it is presented to the full Committee at a later time.

The following shall be "prohibited non-auditing services": (i) bookkeeping or other services related to the accounting records or financial statements of the audit client; (ii) financial information systems design and implementation;
(iii) appraisal or valuation services, providing fairness opinions or preparing contribution-in-kind reports; (iv) actuarial services; (v) internal audit outsourcing services; (vi) management functions or human resources; (vii) broker or dealer, investment adviser or investment banking services; (viii) legal services and expert services unrelated to the audit; and (ix) any other service that the Public Company Accounting Oversight Board prohibits through regulation.

Notwithstanding the foregoing, pre-approval is not necessary for minor audit services if: (i) the aggregate amount of all such non-audit services provided to the corporation constitutes not more than five percent of the total amount of revenues paid by the corporation to its auditor during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Corporation at the time of the engagement to be non-audit services; and
(iii) such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or its Chairman pursuant to delegated authority.

The Committee shall review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting its review and evaluation, the Committee shall:

     (a) Obtain and review a report by the corporation's independent auditor describing: (i) the auditing firm's internal quality-control procedures;
     (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, with the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and
     (iii) to assess the auditor's independence, all relationships between the independent auditor and the Corporation;

     (b) Ensure the rotation of the lead audit partner at least every five years, and consider whether there should be regular rotation of the audit firm itself;

     (c) Confirm with any independent auditor retained to provide audit services for any fiscal year that the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, has not performed audit services for the corporation in each of the five previous fiscal years of that corporation; and

     (d) Take into account the opinions of management and the corporation's internal auditors (or other personnel responsible for the internal audit function).

Internal Auditing Division
--------------------------

The Vice President & General Auditor (a corporate officer) is in charge of the Internal Auditing Division and reports directly to the Board of Directors, functionally to the Audit Committee of the Board of Directors and administratively to the Executive Vice President, Administration and Compliance.

Each year, the General Auditor will submit an Audit Plan to the Committee for approval. Thereafter, the General Auditor will keep the Committee informed on the progress of the Plan's implementation, and twice a year will submit written reports on such progress and on the results of his reviews and management's response to any problems or weaknesses in controls noted.

The Committee shall review the Charter of the Internal Auditing Division and approve any changes thereto. It shall also ascertain that the resources allocated to the Internal Auditing function are sufficient to ensure that adequate internal audit review is being performed in the Corporation.

The Committee may meet privately with the General Auditor at each of its meetings and at any other time at the General Auditor's request without prior communication with management.

The General Auditor shall not be appointed or removed by management without the concurrence of the Committee.

The Committee may provide special assignments to the General Auditor to perform reviews in selected areas of its interest or concern.

Financial Statements and Internal Accounting Control

The Committee shall review with management and the independent auditor prior to public dissemination the Corporation's annual audited financial statements and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The review should include discussions with management and the independent public accountants of significant issues regarding accounting principles, practices and judgements, including those matters set forth in SAS No. 61.

As part of its quarterly review, the independent auditor will discuss with management any judgmental areas, adjustments, disclosures and all material changes in accounting principles. Management will report to the Committee, in writing, any material items or discussions resulting from such review.
Management will also provide the Committee, upon issuance, copies of the quarterly reports to shareholders and related filings with the SEC. In addition, the Committee, or at the minimum its Chairman, should communicate with management and the independent auditor on a quarterly basis (prior to the filing of the Corporation's 10-Q), to review the Corporation's financial statements and significant findings based upon the independent auditor's review procedures. Any significant changes to the Corporation's accounting principles and any items required to be communicated by the independent public accountants, in accordance with SAS No. 61, should also be discussed.

The Committee shall also review and discuss with management and the independent auditor, as appropriate, the Corporation's earnings press releases (paying attention to the use of any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and need not take place in advance of each earnings release or each instance in which the Corporation may provide earnings guidance.

At least once during the year, the Committee shall obtain assurances from the General Auditor and management that the system of internal controls is adequate and functional.

The Committee shall also perform any functions required to be performed by it or otherwise appropriate under applicable law, rules or regulations, the Corporation's by-laws and the resolutions or directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.


Financial Reporting Process
---------------------------

In consultation with the independent auditor, management and the internal auditors, the Committee shall review the integrity of the Corporation's financial reporting processes, both internal and external. In this connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding: (i) all critical accounting policies and practices to be used by the Corporation; (ii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Corporation's management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (iii) major issues regarding accounting principles and financial statement presentations , including any significant changes in the Corporation's selection or application of accounting principles; (iv) major issues as to the adequacy of the Corporation's internal controls and any specific audit steps adopted in light of material control deficiencies; and (v) any other material written communications between the independent auditor and the Corporation's management.

The Committee shall review  periodically the effect of regulatory and accounting
initiatives,   as  well  as  off-balance  sheet  structures,  on  the  financial statements of the Corporation.

The Committee shall also review with the independent auditor (i) any audit problems or other difficulties encountered by the auditor in the course of the audit process, including any restrictions on the scope of the independent auditor's activities or on access to requested information, and any significant disagreements with management and (ii) management's response to such matters. Without excluding other possibilities, the Committee shall review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm's national office respecting auditing or accounting issues presented by the engagement and (iii) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Corporation.

Other Duties
------------

Discuss with management and the independent auditor the Corporation's guidelines and policies with respect to risk assessment and risk management. The Committee should discuss the Corporation's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any registered public accounting firm may not provide audit services to the Corporation if the Chief Executive Officer, Controller, Chief Financial Officer, Chief Accounting Officer or any person serving in an equivalent capacity for the Corporation was employed by the registered public accounting firm and participated in the audit of the Corporation within one year of the initiation of the current audit.

Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

The Committee shall maintain continuing vigilance for any procedures or practices which might impair the Corporation's financial and business integrity. Annually, the Committee will receive from the General Auditor a written report on compliance with ethical business conduct and the Public Service Commission agreement and shall make inquiries, as necessary, to assure itself that the highest standards of business conduct are being followed.

Periodically, the Corporate Ethics Officer may report to the Committee on the Corporate Ethics Program and any significant events that occurred and actions taken by management.

Once a year, the Committee shall review with management policies respecting expenses and perquisites.

Once a year, the Committee shall review and assess the adequacy of the Audit Committee Charter. In addition, the Committee shall submit the charter to be published in the proxy statement at least once every three years.

Once a year, the Office of the General Counsel will update the Committee on all litigation involving the Corporation that could have a significant impact on the Corporation's financial statements.

Administrative Procedures
-------------------------

The Committee shall meet as frequently as deemed necessary by the Chairman to fulfill its responsibilities, but no less than four times during the year. A quorum shall consist of a majority of the members. Minutes of the meetings shall be kept. The regular attendance of non-members is permitted at the invitation of the Chairman. The Committee Chairman shall report the Committee's activities to the Board of Directors, including any issues that arise with respect to the quality and integrity of the corporation's financial statements, the corporation's compliance with legal or regulatory requirements, the performance and independence of the corporation's independent auditor or the performance of the internal audit function.

Limitations of Responsibilities
-------------------------------

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession, or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures, and each member of the Committee shall be entitled to rely on (a) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (b) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

Annual Performance Evaluation
-----------------------------

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

Compensation
------------

No member of the Committee shall receive compensation other than director's fees for service as a director of the corporation, including reasonable compensation for serving on the Committee and regular benefits that other directors receive.

                                   **********

                                                                     APPENDIX D

                               KEYSPAN CORPORATION
                      COMPENSATION AND NOMINATING COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER

                    (Amended and Restated September 26, 2002)

Purpose and Authority
---------------------

The purpose of the Compensation and Nominating Committee is to:

     o establish and maintain a competitive, fair and equitable compensation and benefits policy designed to attract, develop, motivate and retain directors and officers;

     o    annually   conduct  the  board   performance   evaluation,   with  the
          participation of the full Board;

     o review and recommend all officer appointments and promotions to the Board;

     o annually review the performance of all officers, including the Chief Executive Officer, and review and approve the annual salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer and other officers, based on established goals and objectives;

     o annually review the incentive-compensation plans and equity-based plans, including the performance and goals of the Corporation, the Chief Executive Officer, all other officers and management, and make recommendations to the Board;

     o review and approve all equity compensation plans of the Corporation that are not otherwise subject to the approval of the Corporation's shareholders;

     o prepare an annual report on executive compensation for inclusion in the Corporation's proxy statement, in accordance with applicable rules and regulations of the New York Stock Exchange, U.S. Securities and Exchange Commission and other applicable regulatory bodies;

     o    review management succession plans;

     o identify individuals qualified to become directors and select, or recommend that the Board of Directors select, the candidates for all directorships to be filled by the Board of Directors or the shareholders at an annual or special meeting, and establish a selection criteria; and

     o    annually   review   director   compensation   studies  and   recommend
          remuneration for the directors.

The Committee shall meet with the Chairman and Chief Executive Officer to review corporate performance, major changes in organizational plans and the performance of key executives.

The Committee is designated by the Board of Directors and receives its authority from the Board to which it reports. The Board has vested in the Committee the authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill in its obligations to the Board and the shareholders of the Corporation. To such end, the Committee is authorized to select, retain and/or replace, as needed, compensation and benefit consultants and other outside consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms. The Committee is also authorized to retain and to terminate any search firm to be used to assist it in identifying candidates to serve as directors of the Corporation, including the sole authority to approve the fees payable to such search firm and any other terms of retention.

Membership
----------

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the New York Stock Exchange. Additionally, no director may serve unless he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) satisfies the requirements of an "outside director" for purposes of
Section 162(m) of the Internal Revenue Code.

In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chairman and Chief Executive Officer.

Chairman
--------

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Administrative Procedures
-------------------------

The Committee shall meet at least semi-annually, or as frequently as deemed necessary by the Committee Chairman to fulfill its responsibilities. The regular attendance of non-Committee members is permitted at the invitation of the Committee Chairman. A quorum shall consist of a majority of the Committee members. The Committee Chairman shall report the Committee's activities and make recommendations to the Board.

Annual Performance Evaluation
-----------------------------

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.


                             * * * * * * * * * * * *

                                                                      APPENDIX E
                               KEYSPAN CORPORATION
                CORPORATE RESPONSIBILITY AND GOVERNANCE COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

                                     CHARTER
                    (Amended and Restated September 26, 2002)

Purpose and Authority
---------------------

The Committee shall review and report to the Board on the Corporation's corporate governance and policies and programs which are designed to assure its compliance with legal and ethical standards and which affect its role as a responsible corporate citizen. Such policies and programs may include:

     o Consider the adequacy of the certificate of incorporation and by-laws of the Corporation and recommend to the Board of Directors, as conditions dictate, that it propose amendments to the certificate of incorporation and by-laws for consideration by the shareholders;

     o Keep abreast of developments with regard to corporate governance to enable the Committee to make recommendations to the Board of Directors in light of such developments as may be appropriate, and maintain the Corporate Governance Guidelines;

     o    Review   environmental   matters   and   monitor  the  status  of  the
          Corporation's environmental compliance programs;

     o Review corporate policies with regard to employee matters, including but not limited to:

               a)   Business Ethics;
               b)   Diversity and Equal Employment Opportunity Initiatives; and
               c)   Safety Issues; and

     o Review community affairs programs and activities of the Corporation as a responsible corporate citizen.

The Committee is designated by the Board of Directors and receives its authority from the Board to which it reports. The Board has vested in the Committee the authority to carry out the responsibilities as noted in this Charter, and any other duties which the Committee deems necessary to fulfill in its obligations to the Board and the shareholders of the Corporation. To such end, the Committee is authorized to select, retain and/or replace, as needed, consultants to provide independent advice to the Committee. In that connection, in the event the Committee retains a consultant, the Committee shall have the sole authority to approve such consultant's fees and other retention terms.

Membership
----------

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be "independent" under the rules of the New York Stock Exchange. In the event of the absence of any member or members from a meeting, alternate members may be designated by the Chairman and Chief Executive Officer.

Chairman
--------

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by majority vote of the full Committee membership. The Chairman shall be entitled to cast a vote to resolve any ties. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Administrative Procedures
-------------------------

The Committee shall meet at least twice during the year, or as frequently as deemed necessary by the Chairman to fulfill its responsibilities.

The regular attendance of non-members is permitted at the invitation of the Chairman. A quorum shall consist of a majority of the members. The Committee Chairman shall report the Committee's activities to the Board.

Annual Performance Evaluation
-----------------------------

The Committee shall perform a review and evaluation, at least annually, of the performance of the Committee.

                                  ************

KEYSPAN CORPORATION                                PROXY/VOTING INSTRUCTION CARD

This proxy is solicited on behalf of the Board of Directors of KeySpan Corporation for the Annual Meeting of Shareholders on May 8, 2003

P
R
O
X
Y

     The undersigned appoints Andrea S. Christensen and James L. Larocca and each of them, with full power of substitution in each, the proxies of the undersigned to represent the undersigned and vote all shares of KeySpan Corporation Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2003, and at any adjournment or postponement thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, including, without limitation, any motion to adjourn the meeting to another time or place (including for the purpose of soliciting additional proxies).

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted FOR proposals 1, 2 and 3, and AGAINST proposal 4 as said proxies deem advisable on such other matters as may properly come before the meeting.

Nominees:
01 Robert B. Catell                       06 James L. Larocca
02 Andrea S. Christensen                  07 Stephen W. McKessy
03 Alan H. Fishman                        08 Edward D. Miller
04 J. Atwood Ives                         09 Edward Travaglianti
05 James R. Jones

Comments: _________________________________________

___________________________________________________

___________________________________________________

___________________________________________________
If you have written in the above space, please mark the comments notification box on the reverse side.
                                                                     See Reverse
                                                                         Side

          (Continued, and to be signed and dated on the reverse side.)

                              FOLD AND DETACH HERE

                                ADMISSION TICKET

                               KEYSPAN CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                            MAY 8, 2003 AT 10:00 A.M.

                               KeySpan Corporation

               One MetroTech Center, 2nd Floor, Brooklyn, NY 11201

                                   Directions

Public Transportation - By Subway:
----------------------------------
o A, C or F train to Jay Street-Borough Hall o 1, 2, 4 or 5 train to Borough Hall (walk one block East to Willoughby Street and make a left on Jay Street) o M, N or R train to Lawrence Street-MetroTech (walk one block North on Lawrence Street)
o Q train to Dekalb Avenue (walk two blocks North toward Manhattan Bridge and make a left on Myrtle Avenue into MetroTech Center)

By Train:
---------
o Long Island Rail Road to Pennsylvania Station and transfer to a Brooklyn-bound A, C, 1, 2 or 4 train (see subway instructions above).
o Long Island Rail Road to Flatbush Avenue-Atlantic Terminal in Brooklyn and transfer to a Manhattan-bound M, N, R, 1, 2, 4, 5 or Q train (see subway instructions above) or walk North along Flatbush Ave. about 1 mile to Myrtle Avenue and make a left into MetroTech Center.
o Metro-North Railroad to Grand Central Station in Manhattan and transfer to a Brooklyn-bound 4 or 5 train (see subway instructions above).
o New Jersey Transit to Pennsylvania Station in Manhattan and transfer to a Brooklyn-bound A, C, 1, 2 or 4 train (see subway instructions above).

By Car:
-------
o From Manhattan: Take the FDR Drive to the Brooklyn Bridge (Exit 2), make the first left after traveling over the bridge on to Tillary Street and right on to Jay Street.
o From Queens, Brooklyn, Bronx and Staten Island: Take I-278 to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.
o From Long Island: Take I-495 WEST (Long Island Expressway) to I-278 WEST (Exit 18A - Brooklyn-Queens Expressway) to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.
o From New Jersey: Take I-78 EAST to the Holland Tunnel. Follow Canal Street EAST to the Manhattan Bridge on to Flatbush Avenue. Or take I-95 (New Jersey Turnpike) to I-278 EAST (Exit 13) to Tillary Street (Exit 29) in Brooklyn. Make a left at the third light on to Jay Street.
o From Westchester, Downstate New York and Connecticut: Take either I-87 SOUTH (Major Deegan Expressway/New York State Thruway) or I-95 SOUTH (New England Thruway) to I-278 WEST to Tillary Street (Exit 29). Make a left at the third light on to Jay Street.

[X] Please mark your votes as in this example.

The shares represented by this proxy when signed and returned will be voted as directed by the shareholder. If no direction is given, such shares will be voted FOR proposals 1, 2 and 3 and AGAINST proposal 4 as said Proxies deem advisable on such other matters as may properly come before the meeting.

      The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

1. Election of Directions (see reverse side)

       FOR                                           WITHHELD
      [   ]                                     [     ]

For, except vote withheld from the following nominee(s):

      -------------------------------------------------------------

2. Ratification of Deloitte & Touche LLP as independent public accountants.

       FOR                          AGAINST                        ABSTAIN
      [   ]                     [   ]                          [   ]

3. Approval of amendments to the Employee Discount Stock Purchase Plan.

      FOR                           AGAINST                        ABSTAIN
      [   ]                     [   ]                          [   ]

The Board of Directors recommends a vote AGAINST proposal 4.

4. Shareholder Proposal on Poison Pills.

      FOR                           AGAINST                        ABSTAIN
      [   ]                     [   ]                          [   ]

I have included comments, or have included a change of address.             [  ]

I already receive an Annual Report and do not wish to receive one for
this account.                                                               [  ]

I plan to attend the Annual Meeting.                                        [  ]

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign.

                                       --------------------------------

                                       --------------------------------
                                       SIGNATURE(S) DATE

                              FOLD AND DETACH HERE

                                     KEYSPAN

                          PROXY VOTING INSTRUCTION CARD

Your vote is important. Casting your vote in one of the three ways described on this instruction card votes all common shares of KeySpan Corporation that you are entitled to vote and gives voting instructions for any common shares held on your behalf in the KeySpan 401(k) Plan.

Please consider the issues discussed in the proxy statement and cast your vote by:

          o Accessing the World Wide Web site http://www.eproxyvote.com/kse to vote via the Internet. You can also register at this site to access future proxy materials electronically.

          o Using a touch-tone telephone to vote by phone toll free from the U.S. or Canada. Simply dial 1-877-779-8683 and follow the instructions. For shareholders from other locations, please call 1-201-536-8073. When you are finished voting, your vote will be confirmed and the call will end.

          o Completing, dating, signing and mailing the proxy card in the postage-paid envelope included with the proxy statement or sending it to KeySpan Corporation, P.O. Box 8535, Edison, NJ 08818-9402.


You can vote by phone or via the Internet anytime prior to May 8, 2003. You will need the control number printed at the top of this instruction card to vote by phone or via the Internet. If you do so, you do not need to mail in your proxy card.